Exhibit 10.2

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”.  SUCH INFORMATION HAS BEEN OMITTED BECAUSE (i) IT IS NOT MATERIAL, AND (ii) IT WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

LEASE
This instrument is an indenture of lease (this “Lease”), by and between 75-101 FED OWNER, L.L.C., a Delaware limited liability company (the “Landlord”), and ZEVRA THERAPEUTICS, INC., a Delaware corporation (the “Tenant”).
The parties to this instrument hereby agree with each other as follows:
Article I
SUMMARY OF BASIC LEASE PROVISIONS
1.1INTRODUCTION
As further supplemented in the balance of this instrument and its Exhibits, the following sets forth the basic terms of this Lease, and, where appropriate, constitutes definitions of certain terms used in this Lease.
1.2BASIC DATA

Effective Date:	March 31, 2026
Present Mailing Address of Landlord:
75-101 Fed Owner, L.L.C.
500 Boylston Street, 21st Floor
Suite 2100
Boston, MA 02116
Attn: Joseph Goldman and Fred Borges

With a copy to:

75-101 Fed Owner, L.L.C.
Woodlawn Hall at Old Parkland
3953 Maple Avenue, Suite 300
Dallas, TX 75219
Attn: General Counsel

With a copy to:

Rockhill 75-101 Management LLC
500 Boylston Street, 21st Floor
Suite 2100
Boston, MA 02116
Attn: John Stonestreet

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Address for Payment of Rent:	75-101 Fed Owner, L.L.C. P.O. Box 789232 Philadelphia, PA 19178-9232
Present Mailing Address of Tenant:
Prior to and after the Commencement Date:

Zevra Therapeutics, Inc.
101 Federal Street – 29th Floor
Boston, Massachusetts 02210

With a copy to:

Levenfeld Pearlstein, LLC
120 S. Riverside Plaza, Suite 1800 Chicago, Illinois 60606
Attention: Kevin E. Slaughter, Esq. and Joy Kerr, Esq.

Building	The building currently known as 101 Federal Street in Boston, Massachusetts
Premises:	4,150 rentable square feet of space on the twenty-ninth (29th) floor of the Building, as shown on Exhibit A attached hereto.
Lease Term or Term:	The period of time commencing on the Commencement Date and expiring on the Expiration Date, unless earlier terminated in accordance with the provisions of this Lease.
Scheduled Commencement Date:	June 15, 2026
Commencement Date:	The date on which Landlord tenders possession of the Premises to Tenant with Landlord’s Work (as defined in Section 3.3) Substantially Complete (as defined in Section 3.3).
Expiration Date:	June 30, 2028.
Rent Commencement Date:	The Commencement Date.
Base Rent:

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Lease Year*	Annual Base Rent	Monthly Base Rent
Lease Year 1	$257,300.00	$21,441.67
Lease Year 2	$262,446.00	$21,870.50
Lease Year 3-6/30/2028	$267,694.92**	$22,307.91

*“Lease Year” shall mean a twelve (12) month period beginning on the Commencement Date or any anniversary of the Commencement Date, except that if the Commencement Date does not fall on the first day of a calendar month, then the first Lease Year shall begin on the Commencement Date and end on the last day of the month containing the first anniversary of the Commencement Date, and each succeeding Lease Year shall begin on the day following the last day of the prior Lease Year; provided that the last Lease Year shall end on the Expiration Date.
**annualized

Permitted Use:	Business office use and lawful uses ancillary thereto, and for no other purposes.
Tenant’s Proportionate Share:	[***]%, i.e., a ratio, the numerator of which is the number of rentable floor area in the Premises as compared to the total square feet of rentable floor area of the Building, expressed as a percentage.
Base Tax Amount:	The Taxes (as defined in Section 4.2(a)) assessed for fiscal year 2027 (i.e. July 1, 2026 through June 30, 2027).
Base Operating Costs:	The Operating Costs (as defined in Section 4.3) for the calendar year 2026.
Business Days:	All days during the Term except Saturdays, Sundays, and days observed in the Commonwealth of Massachusetts as legal holidays.
Building Hours:	8:00 a.m. to 6:00 p.m. on all Business Days and 8:00 a.m. to 1:00 p.m. on Saturdays.
Landlord’s Contribution:	$[***]
Security Deposit:	$[***]

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1.3ENUMERATION OF EXHIBITS
EXHIBITS
A    Floor Plan of Premises
B    Form of Commencement Date Agreement
C    Initial Fit Plan for Landlord’s Work
D    Rules and Regulations
E    Minimum Insurance Requirements for Construction

Article II
LEASE OF PREMISES AND APPURTENANT RIGHTS
2.1LEASE OF PREMISES
Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the Term of this Lease, the premises (the “Premises”) located in the Building, subject to and in accordance with the terms and conditions of this Lease. The rentable area of the Premises has been conclusively agreed to by Landlord and Tenant, and is not subject to remeasurement by either party. Upon the Effective Date, the terms and provisions hereof shall be fully binding on Landlord and Tenant prior to the occurrence of the Commencement Date. The Term of this Lease shall commence on the Commencement Date and unless sooner terminated or extended as hereinafter provided, the Term shall end on the Expiration Date. Landlord shall be deemed to have tendered possession of the Premises to Tenant upon the giving of notice by Landlord to Tenant stating that the Premises are vacant, in the condition required by this Lease and available for Tenant’s occupancy. No failure to tender possession of the Premises to Tenant on or before any particular date shall affect any other obligations of Tenant hereunder. There shall be no postponement of the Commencement Date for (i) any delay in the tender of possession to Tenant which results from any Tenant Delay or (ii) any delays by Landlord in the performance of any punch list items relating to Landlord’s Work. Once the Commencement Date is determined, Landlord and Tenant shall execute an agreement, in the form attached hereto as Exhibit B, stating the Commencement Date and Expiration Date, but the failure to do so will not affect the determination of such dates. Nothing in Exhibit A shall be treated as a representation that the Premises shall be precisely of the area, dimensions, or shapes as shown, it being the intention of the parties only to show diagrammatically, rather than precisely, on Exhibit A the layout and dimensions of the Premises. The parcel or parcels of land on which the Building is located is sometimes referred to herein as the “Lot.” The Building, the Lot and all facilities and equipment located within the Building and/or on the Lot or otherwise appurtenant thereto, including, without limitation, the parking garage facility located adjacent to and serving the Building (the “Garage”) are sometimes referred to herein collectively as the “Property.”

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2.2APPURTENANT RIGHTS AND RESERVATIONS
Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto the common facilities included in the Building, including the common walkways, lobbies, hallways, ramps, stairways, elevators, and loading docks. Such rights shall be subject to reasonable written rules and regulations from time to time established by Landlord, and to the right of Landlord to designate and to change from time to time the areas and facilities so to be used, provided that such changes do not unreasonably interfere with the use by Tenant of the Premises for the Permitted Use.
Not included in the Premises are the roof or ceiling, the floor and all perimeter walls, except the inner surfaces thereof and the perimeter doors and windows. Landlord reserves the right to install, use, maintain, repair and replace in the Premises (but in such manner as not unreasonably to interfere with Tenant’s use of the Premises) utility lines, shafts, pipes, and the like, in, over and upon the Premises, provided that the same are located above the dropped ceiling (or, if there is no dropped ceiling, then within three (3) feet of the roof deck), below the floor surfaces or tight against demising walls or columns. Landlord will repair any damage to the Premises or to the personal property or fixtures of Tenant to the extent caused by the installation of any such items. Such utility lines, shafts, pipes and the like shall not be deemed part of the Premises under this Lease. Landlord also reserves the right to alter or relocate any common facility.
Landlord currently offers within the Building a shared conference center and tenant lounge on the fourth (4th) floor of the Building (the “Amenity Center”). During the Lease Term and so long as the Amenity Center is provided by Landlord in the Building, Tenant shall have the right to use the Amenity Center in common with other tenants in the Building, subject to availability and subject to rules and regulations, as Landlord may establish from time to time, at no additional cost to Tenant; provided, however, Tenant shall reimburse Landlord for the expenses incurred by Landlord for the setup and cleaning of the Amenity Center after Tenant’s reserved use of the Amenity Center at the standard rates established by Landlord from time to time.
The Building currently contains a fitness center (the “Fitness Center”) located on the second (2nd) floor of the Building for use by tenants in the Building. During any time when the Fitness Center is available for tenant use, Tenant and Tenant’s employees at the Premises shall have access thereto in common with others entitled thereto. Tenant or Tenant’s employees who elect to become members of the Fitness Center shall pay a fee for the use of the Fitness Center based on the then-current charge for membership fees then generally being charged to tenants of the Building and their employees for the use of the Fitness Center.

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Article III
CONDITION OF PREMISES
3.1CONDITION
Tenant has inspected the Premises and agrees (a) to accept possession of the Premises in vacant condition, free of other tenants and occupants and in all other respects in the condition existing on the Commencement Date in its “as is,” “where is” condition, and (b) that except for Landlord’s Work (as hereinafter defined), Landlord has no obligation to perform any other work, supply any materials, incur any expense or make any alterations or improvements to prepare the Premises for Tenant’s occupancy. Tenant’s commencement of Tenant’s Work (as hereinafter defined) in the Premises shall be conclusive evidence, as against Tenant, that Tenant has accepted possession of the Premises in its then-current condition and that at the time such possession was taken, the Premises were in a good and satisfactory condition as required by this Lease, excepting only the substantial completion of Landlord’s Work.
3.2INTENTIONALLY OMITTED.
3.3LANDLORD’S WORK
(a)For purposes of this Section 3.3, the following terms shall have the meanings set forth below:
(i)“Approved Plans” shall mean the construction set architectural and engineering plans and specifications for Landlord’s Work, prepared by Landlord’s Architect and approved by Tenant in accordance with the provisions of this Section 3.3.
(ii)“Initial Installations” shall mean, collectively, the “Landlord’s Work” and the “Tenant’s Work.”
(iii)“Landlord’s Change Order” shall mean a change order proposed by Landlord to the Approved Plans.
(iv)“Landlord’s Architect” shall mean Fusion Design Consultants, Inc.
(v)“Landlord’s Contribution” shall mean $[***].
(vi)“Landlord’s Work” shall mean the improvements and alterations expressly and specifically shown on the Approved Plans, together with Landlord Change Orders approved by Tenant, if any, and Tenant Change Orders approved by Landlord, if any.
(vii)“Substantial Completion” shall mean the substantial completion of Landlord’s Work, excepting only (i) punch-list items which can be completed without material interference with Tenant’s use of the Premises, and (ii) any other items which because of the seasonal nature of the item (such as HVAC balancing) or in accordance with good construction practice, are not practicable to complete at such time.
(viii)“Tenant Change Order” shall mean a change order proposed by Tenant to the Approved Plans.

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(ix)“Tenant’s Contribution” shall mean an amount equal to the positive excess (if any) of (i) the costs and expenses of performing Landlord’s Work, over (ii) the amount of Landlord’s Contribution.
(x)“Tenant Delay” shall mean any delay in the performance of Landlord’s Work and/or the issuance of a building permit or certificate of occupancy arising out of or resulting from the following: (i) the failure by Tenant to review and consent to the proposed Approved Plans for Landlord’s Work by not later five (5) Business Days after receipt thereof (time being of the essence of said date), (ii) any Tenant Change Orders, or any other special work, long lead-time items, changes, alterations or additions to Landlord’s Work requested by Tenant, (iii) any delay and/or default on the part of Tenant or its agents, engineers, architects, or contractors, including failure to timely pay any amounts due under this Article III, (iv) any interference with the performance of Landlord’s Work by Tenant or any of its agents, engineers, architects, or contractors, or (v) any other action or inaction by Tenant or any of Tenant’s agents, engineers, architects, or contractors.
(xi)“Tenant’s Work” shall mean the installation of a telecommunications system and all related wiring and cabling, the installation of trade fixtures, furniture, and personal property, and any other improvements and alterations necessary or desired to prepare the Premises for initial occupancy of the Premises by Tenant, excepting only Landlord’s Work.
(b)Landlord will cause Landlord’s Architect to prepare and submit the proposed Approved Plans to Tenant for its approval, which approval shall not be unreasonably withheld, conditioned or delayed, unless the proposed Approved Plans (i) are materially inconsistent with the preliminary plans and specifications attached hereto as Exhibit C; or (ii) would materially and adversely affect the use of the Premises by Tenant for its usual and customary business operations. Tenant shall approve or disapprove the proposed Approved Plans within five (5) Business Days after receipt thereof, and if Tenant so disapproves Tenant shall specify the reason for disapproval. If Tenant fails to approve or disapprove the proposed Approved Plans within five (5) Business Days after receipt thereof, then the proposed Approved Plans shall be considered to have been approved by Tenant. Subject to and in accordance with the provisions of this Section 3.3, Landlord shall provide Tenant with a turnkey construction of the Premises by performing Landlord’s Work substantially in accordance with the Approved Plans. Landlord shall cause Landlord’s Work to be completed in a good and workmanlike manner, utilizing standard building materials and finishes, in conformance with the Approved Plans and in accordance with all applicable Requirements.
(c)Landlord will enter into a construction contract with a general contractor for the performance of Landlord’s Work. The general contractor shall obtain all approvals and permits required by applicable Requirements to perform Landlord’s Work. Landlord shall be responsible for performing Landlord’s Work; provided, however, (i) in no event shall Landlord be obligated to perform any work or alterations which are not shown on the Approved Plans, other than Tenant Change Orders approved by Landlord, if any; and (ii) in no event shall Landlord be obligated to expend an amount in excess of Landlord’s Contribution on account of Landlord’s Work. Landlord’s Contribution shall be applied toward all of the third-party costs and expenses actually incurred by Landlord arising out of and in connection with performing Landlord’s Work, including, without limitation, architectural and engineering fees, construction costs, soft costs, permit fees, overhead and profit of the general contractor, costs and expenses for the purchase and installation of improvements and additional security if required as a result of Landlord’s Work and a construction management fee.
(d) If, from time to time, Landlord determines in its good faith reasonable discretion that the cost of performing Landlord’s Work will exceed the amount of Landlord’s Contribution,

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then Tenant shall pay to Landlord, within ten (10) Business Days after demand therefor, as Additional Rent, a sum equal to the amount of Tenant’s Contribution. Notwithstanding the occurrence of the Commencement Date, Tenant shall not be permitted to commence occupancy of the Premises unless and until Tenant delivers Tenant’s Contribution. Promptly after the determination thereof, Landlord will deliver an invoice and supporting documentation for Tenant’s Contribution. Tenant shall not be entitled to any payment or a credit for any portion of Landlord’s Contribution that is not used for the performance of Landlord’s Work.
(e)The Approved Plans will not be materially modified or amended without the prior approval of Tenant, such approval not to be unreasonably withheld, conditioned or delayed; provided that Tenant shall be given notice (which may be by email or during project update calls or meetings attended by Tenant) of all modifications and/or amendments for which Tenant’s approval is not required hereunder. From time to time, prior to or during the performance of Landlord’s Work, Landlord may elect to propose Landlord Change Orders to the Approved Plans. Landlord shall submit each proposed Landlord’s Change Order to Tenant for its approval, which approval shall not be unreasonably withheld, conditioned or delayed, unless the proposed Landlord Change Order (i) is materially inconsistent with the Approved Plans; or (ii) would materially and adversely affect the use of the Premises by Tenant for its usual and customary business operations. Tenant shall approve or disapprove each proposed Landlord Change Order within two (2) Business Days after receipt thereof, and if Tenant so disapproves Tenant shall specify the reason for disapproval. If Tenant fails to approve or disapprove the proposed Landlord’s Change Order within two (2) Business Days after receipt thereof, then the proposed Landlord’s Change Order shall be considered to have been approved by Tenant, and the Approved Plans shall be considered to be amended and modified thereby.
(f)Tenant may elect to propose Tenant Change Orders to the Approved Plans by written request to Landlord from time to time prior to Substantial Completion of the respective component of Landlord’s Work. Each proposed Tenant Change Order shall be subject to Landlord’s approval, which may be granted or denied in Landlord’s sole reasonable discretion. If a proposed Tenant Change Order is determined by Landlord in its reasonable discretion to be likely to increase the cost of Landlord’s Work, to delay the completion of Landlord’s Work, and/or to cause an increase in other costs and expenses payable by Landlord, then Landlord shall notify Tenant and within ten (10) days after receipt of such notice from Landlord, Tenant shall pay to Landlord the anticipated amount of such increased costs and expenses as estimated by Landlord in its reasonable discretion; provided, however, in lieu of such payment, Tenant may elect, within two (2) days after receipt of Landlord’s request, to withdraw the proposed Tenant Change Order. Without limitation, Landlord will not be obligated to commence or continue the performance of Landlord’s Work unless and until Tenant delivers such amount of the increased costs and expenses. If Tenant withdraws the proposed Tenant Change Order within said two (2) day period, or if Tenant does not pay such increased costs and expenses to Landlord within said ten (10) day period, then Landlord will not be obligated to implement the proposed Tenant Change Order and the proposed Tenant Change Order shall be null and void and of no further force or effect. In addition, if as a result of a Tenant Change Order the actual costs of Landlord’s Work are greater than the estimated increased costs and expenses, then Tenant shall pay the difference in increased costs and expenses to Landlord within fifteen (15) days of demand therefor. Time is of the essence of this Section 3.3(f).
(g)Landlord will exercise reasonable efforts to cause the Commencement Date to occur by the Scheduled Commencement Date, as the same may be extended by Tenant Delay and/or Force Majeure. Landlord shall not be liable for any failure to Substantially Complete the Landlord’s Work, to deliver possession of the Premises, or to cause the Commencement Date to have occurred by the Scheduled Commencement Date or any other particular date, and no such failure shall impair the validity of this Lease or extend the Term. Notwithstanding any provision

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contained herein, Landlord shall have no liability for, and there shall be no credit afforded to Tenant for (i) any delay in the Commencement Date arising out of or resulting from Tenant Delay and/or Force Majeure, or (ii) any delay by Landlord in the performance of Landlord’s Work arising out of or resulting from Tenant Delay and/or Force Majeure.
(h)If Substantial Completion of any part of Landlord’s Work is delayed as a result of or arising out of a Tenant Delay, then Landlord’s Work shall be deemed to have been Substantially Completed on the date that such work would have been Substantially Completed but for such Tenant Delay. Without limiting the foregoing, if Landlord’s Work is deemed Substantially Completed as aforesaid, but Landlord’s Work is not in fact Substantially Completed, then Tenant shall not (except with Landlord’s prior written consent) be entitled to take possession of the Premises for any purpose until Landlord’s Work is in fact Substantially Completed.
(i)On or about the date when Landlord’s Work is Substantially Completed, Landlord’s construction representative shall prepare a punch-list setting forth any items of Landlord’s Work which are incomplete and deliver the same to Tenant and Landlord. Landlord shall complete such punch-list items as soon as reasonably practicable after such walk-through of the Premises.
3.4GENERAL PROVISIONS
Except for performance of Landlord’s Work, Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations, additions or improvements to the Premises in order to prepare the Premises for Tenant’s use and occupancy. Excepting only Landlord’s Work, Tenant shall, at its own cost and expense, in accordance with and subject to the terms and provisions of this Lease, perform or cause to be performed any and all Tenant’s Work and shall equip the Premises with all trade fixtures and personal property necessary or proper for the conduct of Tenant’s business. All of Tenant’s Work shall be considered to be an Alteration (as hereinafter defined). Tenant’s commencement of Tenant’s Work shall be conclusive evidence, that Landlord has Substantially Completed Landlord’s Work and Tenant has approved all of Landlord’s Work, that Tenant has accepted possession of the Premises in its then-current condition, and that at the time such possession was taken, the Premises and the Building were in a good and satisfactory condition as required by this Lease. Neither the review or approval of the Approved Plans by Landlord nor the performance of Landlord’s Work shall constitute a representation or warranty by Landlord that such Approved Plans either are complete or suitable for their intended purpose, or that Landlord’s Work is suitable for its intended purpose, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness or suitability.
3.5CONSTRUCTION REPRESENTATIVES
Each party authorizes the other to rely upon all approvals granted and other actions taken by the respective construction representative of the respective party, or any person hereafter expressly designated in writing in substitution or addition thereof by notice to the party relying thereon. Landlord’s construction representative shall be [***] and Tenant’s construction representative shall be [***].

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Article IV
RENT
4.1RENT PAYMENTS
(a)The Base Rent (at the rates specified in Section 1.2 hereof), and the additional rent and other charges payable pursuant to this Lease (collectively, the “Additional Rent”, and with Base Rent, collectively, the “Rent”) shall be payable by Tenant to Landlord in good funds at the Address for Payment of Rent as set forth in Section 1.2 above or such other place as Landlord may from time to time designate by notice to Tenant, without any demand, and without any counterclaim, offset or deduction, of any kind, whatsoever.
(b)Commencing on the Commencement Date and thereafter throughout the Term of this Lease, Tenant shall pay the monthly installments of Tenant’s Proportionate Share of the Tax Excess (as hereinafter defined), Tenant’s Proportionate Share of the Operating Costs Excess (as hereinafter defined) and Electricity Additional Rent (as hereinafter defined). All such payments shall be paid in advance on the first day of each and every calendar month. Commencing on the Commencement Date and thereafter throughout the Term of this Lease, Tenant shall pay Base Rent, together with the foregoing amounts. If the Commencement Date falls on a day other than the first (1st) day of a calendar month, the first payment which Tenant shall make shall be made on the Commencement Date and shall be equal to the sum of (a) a proportionate part of such Base Rent and monthly installments of Tenant’s Proportionate Share of the Tax Excess and Tenant’s Proportionate Share of the Operating Costs Excess (in accordance with Sections 4.2 and 4.3 hereof) for the partial month from the Commencement Date to the first day of the next succeeding calendar month, and (b) the Base Rent and monthly installments of Tenant’s Proportionate Share of the Tax Excess and Tenant’s Proportionate Share of the Operating Costs Excess for such succeeding calendar month. Additional rent and other charges payable pursuant to this Lease (including, but not limited to, Electricity Additional Rent in accordance with Section 9.2 hereof) shall be payable at the times and in the manner set forth in this Lease.
(c)Base Rent and the monthly installments of Tenant’s Proportionate Share of the Tax Excess and, Tenant’s Proportionate Share of the Operating Costs Excess for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis. Any other charges payable by Tenant on a monthly basis, as hereinafter provided, shall likewise be prorated.
(d)Rent not paid within five (5) days of the date due shall incur a late charge equal to the sum of: (a) three percent (3%) of the outstanding amount for administration and bookkeeping costs associated with the late payment and (b) interest on the outstanding amount from the due date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by Bank of America, N.A. (or its successor) from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. Such interest shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand. Notwithstanding the foregoing, no late charge or interest shall be due or payable with respect to the first late payment in any consecutive twelve (12) month period if Tenant makes payment within five (5) days after notice from Landlord.
4.2REAL ESTATE TAXES
(a)The term “Taxes” shall mean all taxes and assessments (including, without limitation, assessments for public improvements or benefits and water and sewer use charges [to the extent not separately metered or included in Operating Costs]), and other charges or fees in the nature of taxes for municipal services which at any time during or in respect of the Lease

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Term may be assessed, levied, confirmed or imposed on or in respect of, or be a lien upon, the Building and/or the Lot, or any part thereof, or any rent therefrom or any estate, right, or interest therein, or any occupancy, use, or possession of such property or any part thereof, and ad valorem taxes for any personal property used in connection with the Building or Lot. Without limiting the foregoing, Taxes shall also include any payments made by Landlord in lieu of taxes and all business improvement district payments. Landlord agrees that Tenant’s share of any special assessment shall be determined (whether or not Landlord avails itself of the privilege so to do) as if Landlord had elected to pay the same in installments over the longest period of time permitted by applicable law and Tenant shall be responsible only for those installments (including interest accruing and payable thereon) or parts of installments that are attributable to periods within the Lease Term. Notwithstanding anything to the contrary herein, in no event shall Taxes include any penalties, fees or charges incurred by Landlord as a result of Landlord’s delinquent payment thereof to the applicable authorities.
Should the Commonwealth of Massachusetts, or any political subdivision thereof, or any other governmental authority having jurisdiction over the Building, (1) impose a tax, assessment, charge or fee, which Landlord shall be required to pay, by way of substitution for or as a supplement to such Taxes, or (2) impose an income or franchise tax or a tax on rents in substitution for or as a supplement to a tax levied against the Building and/or the Lot or any part thereof and/or the personal property used in connection with the Building and/or the Lot or any part thereof, all such taxes, assessments, fees or charges (“Substitute Taxes”) shall be deemed to constitute Taxes hereunder; provided that any Taxes assessed based on Landlord’s net worth shall not be included in Substitute Taxes. Taxes shall also include, in the year paid, all fees and costs incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction or limitation is obtained. Except as hereinabove provided with regard to Substitute Taxes, Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, net income or capital stock tax.
The term “Tax Period” shall mean the then-applicable period of time with respect to which Taxes are required to be paid under applicable law. Thus, under the law presently in effect in the Commonwealth of Massachusetts, “Tax Period” means the period from July 1 of a calendar year to June 30 of the subsequent calendar year. If and to the extent that any Tax Period contains less than twelve (12) complete calendar months, then the Base Tax Amount shall be reduced on a pro rata basis.
(b)If the Taxes during any Tax Period exceed the Base Tax Amount, then Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of such excess (the “Tax Excess”). Tenant shall pay to Landlord, together with monthly payments of Base Rent, pro rata monthly installments on account of the projected Tax Excess for each Tax Period, in amounts reasonably calculated by Landlord from time to time with an adjustment made within a reasonable time after the close of the Tax Period to account for the actual Tax Excess for such Tax Period. Landlord will deliver an invoice setting forth the adjustment made after the close of each Tax Period to account for the actual Tax Excess for such Tax Period. Landlord shall submit to Tenant a statement of the actual Tax Excess for each Tax Period during the Term within six (6) months following the close of the applicable Tax Period. If the total of such monthly installments paid by Tenant with respect to any Tax Period is greater than Tenant’s Proportionate Share of the actual Tax Excess for such Tax Period, then Tenant shall be entitled to a credit against Tenant’s monthly installment payments on account of the projected Tax Excess hereunder in the amount of such difference or, if the Lease Term has expired and Tenant has no

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outstanding monetary obligations to Landlord, then Landlord shall promptly pay such difference to Tenant. If the total of such monthly installments actually paid by Tenant is less than Tenant’s Proportionate Share of the actual Tax Excess for such Tax Period, then Tenant shall pay to Landlord, as Additional Rent, the amount of such difference within thirty (30) days after Tenant receives Landlord’s invoice therefor.
(c)If any Taxes with respect to which Tenant shall have paid Tenant’s Proportionate Share of the Tax Excess shall be adjusted to take into account any abatement or refund, then Tenant shall be entitled to a credit against Rent payable hereunder, in the amount of Tenant’s Proportionate Share of such abatement or refund less Tenant’s Proportionate Share of Landlord’s costs or expenses, including, without limitation, appraisal and attorneys’ fees, of securing such abatement or refund or, if the Lease Term has expired or has been terminated and Tenant has no outstanding monetary obligations to Landlord, Landlord shall promptly pay such amount to Tenant. Notwithstanding the foregoing, in no event shall such credit with respect to any Tax Period exceed the amount paid by Tenant as Additional Rent on account of Taxes for and with respect to such Tax Period. Tenant shall not apply for any real estate tax abatement or refund without the express prior written consent of Landlord.
(d)Tenant shall pay or cause to be paid, prior to delinquency, any and all taxes and assessments levied upon all trade fixtures, inventories and other personal property placed in and upon the Premises by Tenant.
4.3OPERATING COSTS
(a)If the Operating Costs (as hereinafter defined) during any calendar year exceed the Base Operating Costs, then Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of such excess (the “Operating Costs Excess”). Tenant shall pay to Landlord pro rata monthly installments on account of the projected Operating Costs Excess for each calendar year in amounts reasonably calculated from time to time by Landlord, with an adjustment made within a reasonable time after the close of the calendar year to account for the actual Operating Costs Excess for such calendar year. If the total of such monthly installments paid by Tenant with respect to any calendar year is greater than Tenant’s Proportionate Share of the actual Operating Costs Excess for such calendar year (prorated for any partial calendar year), then Tenant shall be entitled to a credit against Tenant’s monthly installments on account of projected Operating Costs Excess hereunder in the amount of such difference or, if the Lease Term has expired and Tenant has no outstanding monetary obligations to Landlord, then Landlord shall promptly pay such difference to Tenant. If the total of such monthly installments actually paid by Tenant is less than Tenant’s Proportionate Share of the actual Operating Costs Excess for such calendar year (prorated for any partial calendar year), then Tenant shall pay to Landlord the amount of such difference, as Additional Rent, within thirty (30) days after Tenant receives Landlord’s invoice therefor.
As used in this Lease, the term “calendar year” shall mean each calendar year (or part thereof) in which any part of the Term occurs.
(b)As used in this Lease, the term “Operating Costs” shall mean all costs and expenses incurred by Landlord in connection with operating, insuring, repairing, equipping, maintaining, replacing, managing, cleaning and protecting (collectively, “the Operation”) the Property, including, without limitation, the following:
(1)All expenses incurred by Landlord or its agents, including without limitation, managing agents, which shall be related to employment of property management personnel, day

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and night supervisors, janitors, handymen, carpenters, engineers, firemen, mechanics, electricians, plumbers, guards, cleaners and other personnel (including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen’s compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, telecommunications equipment, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or its agents pursuant to any collective bargaining agreement), for services in connection with the Operation of the Property, and personnel engaged in supervision of any of the persons mentioned above; provided, however, that the costs of employing personnel who work less than full-time in connection with the Operation of the Property shall be equitably adjusted;
(2)The cost of services, materials and supplies furnished or used in the Operation of the Property, including, without limitation, the cost to perform Landlord’s obligations pursuant to Section 8.2 and Article IX of this Lease, including those which may be provided pursuant to Landlord’s green building initiatives;
(3)The amounts paid to managing agents and for legal and other professional fees relating to the Operation of the Property, but excluding such fees paid in connection with (x) negotiations for or the enforcement of leases; and (y) seeking abatements of Taxes; provided, however, that management fees shall not exceed prevailing market rates;
(4)Insurance premiums;
(5)Costs for electricity, steam, and other utilities not billed or separately charged to Tenant and/or other tenants of the Building;
(6)Water and sewer use charges;
(7)The costs of snow-plowing and removal and landscaping;
(8)Amounts paid to independent contractors for services, materials and supplies furnished for the Operation of the Property;
(9)The “annual amortized cost” (as hereinafter defined) of all capital improvements and equipment if such capital improvement either (i) is reasonably intended to result in a reduction in Operating Costs (as for example, a labor-saving improvement); and/or (ii) is made in order to comply with Requirements which become effective after the Effective Date (whether through adoption, promulgation, application, interpretation, or otherwise); and
(10)The costs of applying and reporting for the Building or any part thereof to seek or maintain certification under the U.S. EPA’s Energy Star® rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar system or standard;
(11)The fair market rent (at Landlord’s then-current rent rate) attributable to the space in the Building used as a management office for the Building; and

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(12)All other expenses that are consistent with the operation of similar buildings in Boston’s financial district incurred arising out of or in connection with the Operation of the Property.
The phrase “annual amortized cost” shall mean the sum of (x) the original cost of each capital improvement item, divided by the number of years of useful life thereof, as reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital improvement item, together with (y) an interest factor computed on the unamortized balance of such capital improvement item at an annual interest rate of (a) either one percentage point over the AA bond rate (Standard & Poor’s corporate composite or, if unavailable, its equivalent) as reported in the Wall Street Journal at the time the capital expenditure is made, or (b) if the capital improvement item is acquired through third-party financing, then the actual interest rate paid by Landlord in financing the acquisition of such capital improvement (“Capital Interest Rate”). Notwithstanding the foregoing, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Building operating expenses including, without limitation, energy-related costs, and that such projected savings will, on an annual basis (“Projected Annual Savings”), exceed the annual amortized cost of such capital expenditure computed as aforesaid, then and in such events, the annual amortized cost shall be increased to an amount equal to the Projected Annual Savings; and in such circumstances, the increased annual amortized cost (in the amount of the Projected Annual Savings) shall be made for such period of time as it would take to fully amortize the cost of the capital item in question, together with interest thereon at the Capital Interest Rate, in equal monthly payments, each in the amount of one-twelfth (1/12th) of the Projected Annual Savings, with such payments being applied first to interest and the balance to principal.
If during all or part of any calendar year during the Term of this Lease, Landlord is not performing or furnishing any item to any portion of the Building, the cost of which, if performed or furnished by Landlord to such portion of the Building would constitute a part of Operating Costs, (a) as a result of such portion of the Building not then being occupied or leased, (b) as a result of such item not being required or desired by a tenant, (c) as a result of any tenant itself obtaining or providing such item, or (d) for any other reason, whether similar or dissimilar to the foregoing; then, to the extent such costs vary based upon occupancy, Operating Costs shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had performed or furnished such item to ninety-five percent (95%) of the rentable areas of the Building.
Operating Costs may be incurred directly or by way of reimbursement, and shall include taxes applicable thereto.
(c)The following shall be excluded from Operating Costs:
(1)Salaries of officers and executives of Landlord not connected with the Operation of the Property and of personnel above the grade of general manager;

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(2)Costs and expenses which are properly allocable to other properties of Landlord (e.g., where a service is provided at a single cost to both the Property and another property of Landlord), with said allocation to be determined and calculated by Landlord in its reasonable discretion to exclude the costs fairly attributable to such other property;
(3)Expenses relating to tenants’ alterations;
(4)Interest on indebtedness other than to the extent included in annual amortized costs as aforesaid and principal repayments and other charges and expenses with respect to financing the Building or the Property;
(5)Expenses for which Landlord, by the terms of this Lease or any other lease, makes a separate charge;
(6)Ad valorem real estate taxes;
(7)The cost of electricity or other utilities furnished to other tenants of the Building, to the extent separately billed to said tenants;
(8)Leasing fees or commissions, marketing costs, legal fees, space planners’ fees, advertising and promotional expenditures;
(9)Any bad debt loss, rent loss, or reserves for bad debts or rent loss or any reserves of any kind;
(10)Landlord’s general corporate overhead and administrative expenses;
(11)Any cost representing an amount paid to a person, firm, corporation or other entity related to Landlord that is in excess of the amount which would have been paid in the absence of such relationship;
(12)Penalties, fines and other costs incurred due to violation by the Landlord of any lease or any laws, rules, regulations or ordinances applicable to the Building and any interest or penalties due for late payment by Landlord of any of the Operating Costs;
(13)Costs of any items for which Landlord is paid or reimbursed by insurance, or any other tenant;
(14)Capital expenditures except as expressly provided above;
(15)Cost to acquire sculptures, paintings and other works of art;
(16)Reserves;
(17)Fixed or percentage rent on ground leases or other underlying leases;

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(18)The cost of installing, and, to the extent not generally available to tenants of the Building, operating and maintaining any specialty service, such as a cafeteria, observatory, broadcasting facilities, child or daycare;
(19)Charitable or political contributions; and
(20)All other items for which another party compensates or pays so that Landlord shall not recover any item of cost more than once.
Landlord will deliver the annual Operating Cost statement to Tenant within six (6) months after the expiration of the respective calendar year. Each annual operating cost statement sent to Tenant shall constitute an account stated and shall be conclusively binding upon Tenant unless Tenant (i) pays to Landlord when due the amount set forth in such statement, without prejudice to Tenant’s right to dispute such statement, and (ii) within one hundred twenty (120) days after such statement is sent, sends a written notice to Landlord objecting to such statement and specifying the reasons therefor in which event, upon request, Tenant may, at its sole cost and expense, inspect or audit the books and records pertaining to the Operating Costs for the subject calendar year. Said inspection or audit shall be performed at a mutually satisfactory time at Landlord’s offices in the continental United States and may be made only by a qualified employee of Tenant or a qualified independent, nationally recognized certified public accounting firm. Tenant agrees that Tenant will not employ, in connection with any dispute under this Lease, any person or entity who is to be compensated in whole or in part, on a contingency fee basis. Tenant and all employees, consultants and agents of Tenant shall keep all information obtained in connection with said audit confidential, and in connection therewith, shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such audit unless required by law or court order. If such audit or review reveals that Landlord has overcharged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse Tenant the amount of such overcharge. If the audit reveals that Tenant was undercharged, then within thirty (30) days after the results of the audit are made available to Tenant, Tenant shall reimburse Landlord the amount of such undercharge and Tenant shall pay the fees and expenses relating to such audit; provided however, if it is finally determined that Operating Costs were overstated by five percent (5%) or more, then Landlord shall pay all reasonable, out-of-pocket fees and expenses relating to the audit, not to exceed $3,500.00. Otherwise, Tenant shall pay the fees and expenses relating to such audit. Tenant shall have no right whatsoever to dispute by judicial proceeding or otherwise the accuracy of any Operating Cost statement.
Article V
USE OF PREMISES
5.1PERMITTED USE
Tenant agrees that the Premises shall be used and occupied by Tenant only for the purposes specified as the Permitted Use thereof in Section 1.2 of this Lease, and for no other

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purpose or purposes. In no event shall Tenant use or permit the use of the Premises for (i) an employment agency or similar enterprise, (ii) offices of any governmental authority, any foreign government, or any agency or department of the foregoing, (iii) the manufacture, retail sale, storage of merchandise or auction of merchandise, goods or property of any kind to the general public which could reasonably be expected to create a volume of pedestrian traffic substantially in excess of that normally encountered in first-class office buildings, (iv) the rendering of medical, dental or other therapeutic or diagnostic services, or (v) any illegal purposes or any activity constituting a nuisance.
Tenant shall comply and shall cause its employees, agents, and invitees to comply with the rules and regulations attached hereto as Exhibit D and such additional reasonable rules and regulations as Landlord shall from time to time establish for the proper regulation of the Building and the Lot, provided that Landlord gives Tenant reasonable advance notice thereof and that such additional rules and regulations shall be of general application to all the tenants in the Building, except where different circumstances justify different treatment.
5.2COMPLIANCE WITH LAWS
Tenant agrees that no trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, or contrary to any law, ordinance, by-law, code, rule, regulation or order of any governmental or quasi-governmental authority (collectively, “Requirements”) applicable in the municipality in which the Premises are located or which will disturb the quiet enjoyment of the other tenants of the Building. Tenant shall obtain any and all approvals, permits, licenses, variances and the like from applicable governmental or quasi-governmental authorities, including without limitation any Architectural Access Board and Board of Fire Underwriters (collectively, “Approvals”) which are required for Tenant’s use of the Premises, including, without limitation, as may be required to perform any construction work and installations, alterations, or additions made by Tenant to, in, on, or about the Premises; provided, however, that Tenant shall not seek or apply for any Approvals without first having given Landlord a reasonable opportunity to review any applications for Approvals and all materials and plans to be submitted in connection therewith and obtaining Landlord’s written consent, such consent not to be unreasonably withheld, conditioned or delayed, provided that such applications comply and are consistent with the terms and conditions of this Lease. In any event, Tenant shall be responsible for all costs, expenses, and fees in connection with obtaining all Approvals. Without limiting the general application of the foregoing, Tenant shall be responsible for compliance of the Premises, including, without limitation, any Alterations (as hereinafter defined) it may make to the Premises, with applicable Requirements, including the requirements of the Americans with Disabilities Act (42 U.S.C. Section 12101 et seq.) and the regulations and Accessibility Guidelines for Buildings and Facilities issued pursuant thereto, as the same may be amended from time to time (collectively, the “ADA”). Landlord shall be responsible for the compliance of the common areas of the Building and Lot with the requirements of the ADA. Tenant’s inability to obtain or delay in obtaining any such Approval shall in no event reduce, delay, or terminate Tenant’s rental, payment, and performance obligations hereunder. Without limiting the generality of the foregoing, Tenant shall, at its own cost and expense, (i) make all installations, repairs, alterations, additions, or improvements to the

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Premises required by any Requirements; (ii) keep the Premises equipped with all required safety equipment and appliances; and (iii) comply with all Requirements and the requirements of Landlord’s and Tenant’s insurers applicable to the Premises, Building and Lot. Tenant shall not place a load upon any floor in the Premises exceeding the lesser of (a) the floor load per square foot of area which such floor was designed to carry as certified by Landlord’s architect and (b) the floor load per square foot of area which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed in the Premises so as to distribute the weight.
5.3INSURANCE RISKS
Tenant shall not permit any use of the Premises which will make voidable or, unless Tenant pays the extra insurance premium attributable thereto as provided below, increase the premiums for any insurance on the Building or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association (or any successor organization) or which shall require any alteration or addition to the Building. Tenant shall, within thirty (30) days after written demand therefor, reimburse Landlord and all other tenants for the costs of all extra insurance premiums caused by Tenant’s use of the Premises. Any such amounts shall be deemed to be Additional Rent hereunder.
5.4ELECTRICAL EQUIPMENT
Tenant shall not, without Landlord’s written consent in each instance, which consent will not be unreasonably withheld, conditioned or delayed, connect to the electrical distribution system any fixtures, appliances, or equipment which will operate individually or collectively at a wattage in excess of the capacity of the electrical system serving the Premises as the same may be reasonably determined by Landlord, and Landlord may audit Tenant’s use of electric power to determine Tenant’s compliance herewith. If Landlord, in its reasonable discretion, permits such excess usage, Tenant will pay, as Additional Rent, for the cost of power necessary to accommodate such usage, together with the cost of installing any additional risers, meters, and/or other facilities that may be required to furnish and/or measure such excess power to the Premises.
5.5TENANT’S OPERATIONAL COVENANTS
(a)Affirmative Covenants
In regard to the use and occupancy of the Premises, Tenant will at its expense: (1) keep the inside and outside of all glass in the doors and internal windows of the Premises reasonably clean and replace promptly any cracked or broken glass with glass of similar or like quality; (2) maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; (3) keep any garbage, trash, rubbish or other refuse in vermin-proof containers within the interior of the Premises until removed; (4) keep all mechanical apparatus free of unreasonable vibration and loud noise which may be transmitted beyond the Premises; and (5) comply with and observe all rules and regulations established by Landlord from time to time.

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(b)Negative Covenants
In regard to the use and occupancy of the Premises and common areas, Tenant will not: (1) place or maintain any trash, refuse or other articles in any vestibule or entry of the Premises, on the sidewalks or corridors adjacent thereto or elsewhere so as to obstruct any corridor, stairway, sidewalk or common area; (2) permit undue accumulations of garbage, trash, rubbish or other refuse within or without the Premises; (3) cause or permit objectionable odors to emanate or to be dispelled from the Premises; (4) commit, or suffer to be committed, any waste upon the Premises or any public or private nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant of the Building, or use or permit the use of any portion of the Premises for any unlawful purpose; or (5) park trucks or other vehicles in a manner that will block access to the loading docks serving the Building, except when Tenant is actively using such loading docks.
(c)Yield Up
Tenant will yield up and surrender possession of the Premises to Landlord at the expiration of the Term or earlier termination of this Lease, free and clear of all tenants and occupants, broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease, reasonable wear and tear and damage by fire or other casualty excepted; surrender all keys to the Premises; to remove all Alterations and Tenant’s Property from the Premises; remove all Tenant’s telecommunications equipment and wires and cables installed by or on behalf of Tenant; and remove such other installations made by it as Landlord may request and all Tenant’s signs wherever located.  At the time Landlord approves any Alterations by Tenant, Landlord shall notify Tenant which of the subject Alterations, if any, will be required to be removed by Tenant at the end of the Term, provided that Tenant shall include the following legend in capitalized and bold type displayed prominently on the top of the first page of Tenant’s notice delivered concurrently with such plans and specifications: “IF LANDLORD FAILS TO NOTIFY TENANT AT THE TIME LANDLORD APPROVES THESE PLANS AND SPECIFICATIONS THAT ANY ALTERATIONS SHOWN THEREON ARE REQUIRED TO BE REMOVED AT THE END OF THE TERM OF THE LEASE, LANDLORD MAY NOT REQUIRE TENANT TO REMOVE SUCH ALTERATIONS AT THE END OF THE TERM OF THE LEASE.” Notwithstanding the foregoing, Tenant shall not be required to remove any Landlord’s Work at the expiration or earlier termination of this Lease. Any property not so removed shall be deemed abandoned and, if Landlord so elects, deemed to be Landlord’s property, and may be retained or removed and disposed of by Landlord in such manner as Landlord shall determine.  Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in effecting such removal and disposition, and in making any repairs and replacements to the Premises after surrender thereof by Tenant.
5.6SIGNS
Tenant shall not place any signs, placards, or the like on the Building or in the Premises that will be visible from outside of the Premises (including without limitation both interior and

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exterior surfaces of the windows). Without limiting the foregoing, Landlord shall, at Landlord’s cost and expense, install the following signage identifying Tenant as an occupant of the Building: (i) a listing in the Building directory located in the lobby of the Building; and (ii) a Building standard sign located in the elevator lobby of the floor of the Building on which the Premises are located. The initial listing of Tenant’s name on such signage shall be at Landlord’s cost and expense. Any changes, replacements or additions by Tenant to such signage shall be at Tenant’s sole cost and expense. Tenant may, at Tenant’s sole cost and expense install a sign (including Tenant’s logo) on the door to the Premises. All signs (including the size, location, design, materials, colors and appearance thereof) shall be subject to the prior review and approval of Landlord in all respects, which approval shall not be unreasonably withheld, conditioned or delayed. In connection therewith, Tenant shall, at its sole cost and expense, prepare all plans and specifications relating to such signs, and be responsible for all costs and expenses of constructing, installing, maintaining, repairing, replacing and removing such signs. Landlord shall have no obligations or liabilities with respect to the design of such signs, the obtaining of any required permits or approvals with respect thereto, or the construction, installation, maintenance, repair or replacement thereof, all of which shall be at the sole risk, and sole cost and expense of Tenant. Tenant shall maintain and repair any such signs installed by or on behalf of Tenant in first-class order, condition and repair at its sole cost and expense in accordance with all Requirements and all rules, regulations and directives of Landlord; provided, however, if Tenant fails to repair and maintain such signs and such failure continues for more than thirty (30) days after written notice from Landlord, then Landlord may elect to perform such maintenance and repairs, in which event Tenant shall, within thirty (30) days after receipt of an invoice therefor, reimburse Landlord for all reasonable costs and expenses incurred by Landlord in connection therewith. Upon the expiration or termination of the Term of this Lease, Tenant shall, at its sole cost and expense, remove all such signs and repair any damage resulting therefrom.
5.7HAZARDOUS MATERIALS
Tenant shall not use, handle, transport, store, or dispose of any oil, hazardous or toxic substances, materials or wastes (collectively “Hazardous Materials”) in, under, on or about the Premises, the Building and/or the Lot except for usual and customary commercially available cleansers, office supplies and products which contain Hazardous Materials; provided, that (i) such cleansers, office supplies and products are ordinarily and customarily used in the ordinary course of first-class business offices, and (ii) any such use is in strict compliance with all applicable Requirements. Without limiting the foregoing, any Hazardous Materials in the Premises, and all containers therefor, shall be used, kept, stored and disposed of with due care and in conformity with all applicable Requirements. If the transportation, storage, use, handling, or disposal of Hazardous Materials in the Premises, the Building, the Lot or anywhere on the Property arising out of or resulting from the acts or omissions of Tenant or its agents, employees, contractors, invitees, guests or others acting by, through or under Tenant, or Tenant’s use of the Premises, results in (1) contamination of the soil, air, surface or ground water or (2) loss or damage to person(s) or property, then Tenant agrees (i) to notify Landlord immediately of any contamination, claim of contamination, loss or damage, (ii) after consultation with and approval

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by Landlord, to clean up all contamination in full compliance with all applicable statutes, regulations and standards, and (iii) to indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including, without limitation, attorneys’ fees, arising from or connected with any such contamination, claim of contamination, loss or damage. The provisions of this Section 5.7 shall survive the expiration or termination of this Lease. No consent or approval of Landlord shall in any way be construed as imposing upon Landlord any liability for the means, methods, or manner of removal, containment or other compliance with applicable law for and with respect to the foregoing. The terms of this Section 5.7 shall apply to any transportation, handling, storage, use or disposal of Hazardous Materials irrespective of whether Tenant has obtained Landlord’s consent therefor.
Article VI
INSTALLATIONS, ALTERATIONS, AND ADDITIONS
6.1(a)    Tenant shall not make any alterations, additions, improvements, or other physical changes in, about or to the Premises (collectively, “Alterations”) without Landlord’s prior consent in each instance. Without limiting the foregoing, Landlord shall not unreasonably withhold, condition or delay its consent to Alterations so long as such Alterations (i) are non-structural and do not affect the Building systems, (ii) are performed only by Landlord’s designated contractors or by duly licensed contractors or mechanics approved by Landlord to perform such Alterations, such approval not to be unreasonably withheld, conditioned or delayed, (iii) affect only the Premises and are not visible from outside of the Premises, and (iv) are in compliance with all applicable Requirements. Notwithstanding the foregoing, the prior consent of Landlord shall not be required for decorative Alterations (such as painting, wall coverings and carpeting) which satisfy the conditions of clauses (i), (ii), (iii) and (iv) of the preceding sentence and cost less than $30,000.00 in the aggregate provided that Tenant provides Landlord with notice prior to undertaking such decorative Alterations.
(a)Prior to making any Alterations, Tenant, at its expense, shall, and shall cause its contractors to (i) except for decorative Alterations, submit to Landlord for its written approval, detailed plans and specifications (including layout, architectural, mechanical, electrical, plumbing, sprinkler and structural drawings) of each proposed Alteration, (ii) obtain all permits, approvals and certificates required by any governmental authorities, (iii) furnish to Landlord duplicate original policies or certificates of worker’s compensation insurance (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors in connection with such Alteration), comprehensive public liability (including property damage coverage) and builder’s risk insurance coverage (issued on a completed value basis) all in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord, Landlord’s managing agent, and their respective employees and agents, any mortgagee as additional insureds, and (iv) furnish to Landlord such other evidence of Tenant’s ability to complete and to fully pay for such Alterations as is reasonably satisfactory to Landlord. Upon Tenant’s request, Landlord shall exercise reasonable efforts to cooperate with Tenant in obtaining any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (if the provisions of the applicable Requirements require that Landlord join in such application), provided Landlord shall incur no cost, expense or liability in connection therewith.
(b)Within ten (10) Business Days following completion of any Alterations, Tenant, at its expense, shall obtain and deliver to Landlord: (i) copies of paid invoices covering all of the Alterations, (ii) final waivers of lien from all contractors, subcontractors and material suppliers performing work or providing material in connection with the Alterations, (iii) proof of the

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satisfactory completion of all required inspections and the issuance of any required approvals and sign-offs by Governmental Authorities with respect thereto, (iv) “as-built” plans and specifications for such Alterations, (v) a written certification in the form of the AIA Document G702 (or, if such document is no longer in use, such other form as Landlord shall reasonably approve) from Tenant’s architect stating that (A) the Alterations have been completed in accordance with the plans and specifications approved by Landlord, (B) such work has been paid in full by Tenant, and (C) all contractors, subcontractors and materialmen have delivered to Tenant waivers of lien with respect to such work (copies of which shall be included with such architect’s certification), and (vi) such other documents and information as Landlord may reasonably request.
(c)All Alterations shall be performed (a) in a good and first-class workmanlike manner and free from defects, (b) excepting only decorative Alterations, in accordance with the plans and specifications approved by Landlord, and by contractors approved by Landlord, (c) excepting only decorative Alterations, under the supervision of a licensed architect reasonably satisfactory to Landlord, and (d) in compliance with all Requirements, the terms of this Lease, all procedures and regulations then prescribed by Landlord for coordinating all work performed in the Building. All materials and equipment to be used in the Premises shall be of first quality and at least equal to the applicable standards for the Building then established by Landlord, and no such materials or equipment shall be subject to any lien or other encumbrance. Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). In the event a Labor Disruption occurs, Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord, nor shall the Commencement Date be extended as a result of the above actions.
(d)All personal property, trade fixtures and other movable equipment (“Tenant’s Property”) shall be and remain the property of Tenant and Tenant may remove the same at any time on or before the expiration date. Tenant shall repair and restore, in a good and workmanlike manner, any damage to the Premises or the Building resulting from or caused by Tenant’s removal of any Tenant’s Property and if Tenant fails to do so, Tenant shall reimburse Landlord, on demand, for Landlord’s cost of repairing and restoring such damage. Any Tenant’s Property not so removed shall be deemed abandoned and Landlord may remove and dispose of same, and repair and restore any damage caused thereby, at Tenant’s cost and without liability to or recourse by Tenant or anyone claiming by, through or under Tenant. The foregoing provisions shall survive the expiration or earlier termination of this Lease.
(e)Tenant, at its expense, shall discharge any lien or charge filed against the Premises and/or the Property (or any part thereof) arising out of or resulting from any work claimed to have been done by or on behalf of, or materials claimed to have been furnished to, Tenant, within ten (10) Business Days after Tenant’s receipt of notice thereof.
(f)Tenant shall pay to Landlord or its designee, as Additional Rent, within thirty (30) days after request therefor, all reasonable out-of-pocket costs actually incurred by Landlord in connection with Tenant’s Alterations including, without limitation, costs incurred in connection with (a) Landlord’s review of the Alterations and plans therefor (including review of requests for approval thereof) and (b) the provision of Building personnel during the performance of any Alteration to operate elevators or otherwise to facilitate any Alterations. In addition, Tenant shall pay to Landlord or its designee, upon demand, an administrative fee in the amount of one

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percent (1%) of the total cost of such Alterations (excluding the Initial Installations and any decorative Alterations), in respect of the performance of such Alterations and the scheduling of equipment, facilities and personnel in connection therewith.
(g)The approval of plans or specifications, or consent by Landlord to the making of any Alterations, shall not constitute Landlord’s agreement or representation that such plans, specifications or Alterations comply with any applicable Requirements. Landlord shall have no liability to Tenant or any other party in connection with Landlord’s approval of any plans and specifications for any Alterations, or Landlord’s consent to Tenant’s performing any Alterations.
Article VII
ASSIGNMENT AND SUBLETTING
7.1PROHIBITION
Notwithstanding any other provision of this Lease, Tenant shall not, directly or indirectly, assign, mortgage, pledge or otherwise transfer, voluntarily or involuntarily, this Lease or any interest herein or sublet (which term without limitation, shall include granting of concessions, licenses, and the like) or allow any other person or entity to occupy the whole or any part of the Premises, without, in each instance, having first received the express consent of Landlord, which consent shall be granted or withheld in accordance with this Article VII. Any assignment, mortgage, pledge, transfer of this Lease or subletting of the whole or any part of the Premises by Tenant without Landlord’s express consent (excepting only assignments to Permitted Transferees as expressly permitted pursuant to Section 7.7 hereof) shall be invalid, void and of no force or effect. This prohibition includes, without limitation, any assignment, subletting, or other transfer which would occur by operation of law, merger, consolidation, reorganization, acquisition, transfer, or other change of Tenant’s corporate, ownership, and/or proprietary structure, including, without limitation, a change in the partners of any partnership, a change in the members and/or managers of any limited liability company, and/or the sale, pledge, or other transfer of the majority or controlling interests of the issued or outstanding capital stock of any corporate Tenant.
In the case of any assignment or subletting, Tenant originally named herein shall remain fully liable for all obligations of Tenant hereunder, including, without limitation, the obligation to pay the Rent and other amounts provided under this Lease and such liability shall not be affected in any way by any future amendment, modification, or extension of this Lease or any further assignment, other transfer, or subleasing and Tenant hereby irrevocably consents to any and all such transactions. It shall be a condition of the validity of any permitted assignment or subletting that the assignee or sublessee agree directly with Landlord, in form reasonably satisfactory to Landlord, to be bound by all obligations of Tenant hereunder, including, without limitation, the obligation to pay all Rent and other amounts provided for under this Lease and the covenant against further assignment or other transfer or subletting.
7.2FURTHER ASSIGNMENT AND SUBLETTING
Landlord’s consent to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord’s express consent to any further assignment or subletting. In no

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event shall any permitted subtenant or assignee assign or encumber its sublease or further sublet any portion of the Premises, or otherwise suffer or permit any portion of the Premises to be used or occupied by others.
7.3NOTICE OF ASSIGNMENT OR SUBLEASE; TERMINATION RIGHTS
If Tenant desires to assign this Lease or sublet all or any portion of the Premises, then Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (i) the date Tenant desires the assignment or sublease to be effective, (ii) the material business terms on which Tenant would assign or sublet such premises, (iii) a description of the portion of the Premises to be sublet, if applicable, (iv) a true and complete statement reasonably detailing the identity of the proposed assignee or subtenant, the nature of its business, and its proposed use of the Premises, (v) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial statements, and (vi) such other information Landlord may reasonably request. Excepting only assignments or subleases to Permitted Transferees as expressly permitted pursuant to Section 7.7 hereof, such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord’s designee) shall be granted the right, at Landlord’s option (x) with respect to a proposed assignment, to terminate this Lease, upon the terms and conditions hereinafter set forth; and (y) with respect to a sublease, to terminate this Lease with respect to the portion of the Premises proposed to be sublet, upon the terms and conditions hereinafter set forth. If Landlord exercises its option to terminate this Lease (in whole or in part) pursuant to the foregoing provisions, then (a) this Lease (or that part of the Lease relating to the part of the Premises proposed to be sublet, as applicable) shall end and expire on the date that such assignment or sublease was to commence (as if such date were the expiration date of the term hereof), (b) Rent shall be apportioned, paid or refunded as of such date, (c) Tenant, upon Landlord’s request, shall enter into an agreement confirming such termination, and (d) Landlord shall be free to lease the Premises or applicable part thereof, to any person or persons, including, without limitation, to Tenant’s prospective assignee or subtenant.
7.4CONSENT TO ASSIGNMENT OR SUBLEASE
Landlord shall either exercise its option to terminate all or a portion of this Lease as aforesaid or grant or deny its consent to the proposed assignment or sublease by notice from Landlord to Tenant within thirty (30) days after Landlord’s receipt of Tenant’s notice and the items listed in clauses (i) – (vi) of Section 7.3. If Landlord does not exercise Landlord’s option to terminate all or a portion of this Lease as aforesaid, and provided that no Default of Tenant has occurred hereunder, then Landlord’s consent to the proposed assignment or subletting shall not be unreasonably withheld, conditioned or delayed. Tenant shall, upon demand, reimburse Landlord for all reasonable third party out-of-pocket expenses incurred by Landlord in connection with such assignment or sublease, including, without limitation, all legal fees and expenses reasonably incurred by Landlord in connection with the granting of any requested consent (the “Landlord Consent Costs”); provided, however, with respect to each proposed assignment or sublease Tenant shall not be obligated to reimburse Landlord for more than $3,500.00 on account of Landlord Consent Costs, unless such assignment or sublease does not occur in the ordinary course of business (e.g. is in connection with a bankruptcy or

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reorganization of Tenant) or involves an amendment to this Lease or other additional documentation (other than a customary Landlord’s consent to assignment or sublease agreement), or if Landlord provides unusual or extraordinary services in connection therewith.
In no event shall Landlord be considered to have withheld its consent unreasonably to any proposed assignment or subletting if:
(A)the proposed assignee or subtenant is not a reputable person or entity of good character with sufficient financial means to perform all of its obligations under this Lease or the sublease, as the case may be, and/or Landlord has not been furnished with reasonable proof thereof;
(B)the proposed assignee or sublessee may, in Landlord’s reasonable determination, use the Premises for (a) a use which does not comply with the conditions and restrictions set forth in this Lease, or (b) a use which could overburden the Premises, the Building, the parking areas or other common areas on the Property, or (c) a use which could cause an increase in the insurance premiums payable with respect to the Property or in the Operating Costs;
(C)the proposed assignee or subtenant (or an affiliate thereof) is then an occupant of the Building and Landlord has comparable space for lease available for a comparable term;
(D)the aggregate consideration to be paid by the proposed assignee or subtenant under the terms of the proposed assignment or sublease is less than sixty percent (60%) of the base rent at which Landlord is then offering to lease other space in the Building;
(E)the proposed assignee or subtenant is a person or entity (or affiliate of a person or entity) with whom Landlord or Landlord’s agent is then or has been within the prior six (6) months negotiating in connection with the rental of space in the Building, or any other building owned by Landlord;
(F)the form of the proposed sublease or instrument of assignment is not reasonably satisfactory to Landlord;
(G)there shall be more than two subtenants of the Premises;
(H)the proposed subtenant or assignee shall be entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the proposed assignee or subtenant agrees to waive such diplomatic or sovereign immunity, and/or shall not be subject to the service of process in, and the jurisdiction of the courts of, the Commonwealth of Massachusetts; or
(I)any mortgagee whose consent to such assignment or sublease is required fails to consent thereto.
If a Default of Tenant shall occur at any time, and is not cured within any applicable cure period prior to the effective date of such assignment or subletting, then Landlord’s consent thereto, if previously granted, shall be immediately deemed revoked without further notice to Tenant, and such consent shall be void and without force and effect, and such assignment or subletting shall constitute a further Default of Tenant hereunder.

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7.5SUBORDINATION
Each sublease shall be subject and subordinate to this Lease and to the matters that this Lease is or shall be subordinate, it being the intention of Landlord and Tenant that Tenant shall assume and be liable to Landlord for any and all acts and omissions of all subtenants and anyone claiming under or through any subtenants which, if performed or omitted by Tenant, would be a default under this Lease.
7.6PROFITS
If Tenant shall enter into any assignment or sublease permitted hereunder or consented to by Landlord, Tenant shall, within sixty (60) days after Landlord’s consent to such assignment or sublease, deliver to Landlord a complete list of Tenant’s reasonable third-party brokerage fees, legal fees and expenses, architectural fees, and alteration costs paid or to be paid in connection with such transaction, together with a list of all of Tenant’s personal property to be transferred to such assignee or sublessee. Tenant shall deliver to Landlord evidence of the payment of such fees promptly after the same are paid. In consideration of such assignment or subletting, Tenant shall pay to Landlord:
(a)In the case of an assignment of this Lease, on the effective date of the assignment, an amount equal to fifty percent (50%) of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including sums paid for the sale or rental of Tenant’s personal property, less, in the case of a sale thereof, the then fair market value of such personal property, as reasonably determined by Landlord) after first deducting Tenant’s reasonable third-party brokerage fees, legal fees and expenses, architectural fees, alteration costs, and the Landlord Consent Costs in connection with such assignment; or
(b)In the case of a sublease, fifty percent (50%) of any consideration payable under the sublease to Tenant by the subtenant that exceeds on a per square foot basis the Base Rent accruing during the term of the sublease in respect of the subleased space (together with any sums paid for the sale or rental of Tenant’s personal property, less, in the case of the sale of such personal property, the then fair market value thereof, as reasonably determined by Landlord) after first deducting Tenant’s reasonable third-party brokerage fees, legal fees and expenses, architectural fees, alteration costs, and the Landlord Consent Costs in connection with such sublease. The sums payable under this clause shall be paid by Tenant to Landlord after recovery by Tenant of the foregoing costs, as and when rent is paid by the subtenant to Tenant.
7.7PERMITTED TRANSFERS
If Tenant is a corporation, the transfer (by one or more transfers), directly or indirectly, by operation of law or otherwise, of a majority of the stock, or the stock comprising voting control, of Tenant shall be deemed a voluntary assignment of this Lease. However, the prohibition contained in Section 7.1 hereof shall not apply to the transfer of shares of stock of Tenant if and so long as the voting stock of Tenant is publicly traded on a nationally recognized stock exchange. For purposes of this Section 7.7 the term “transfers” shall be deemed to include the issuance of new stock which results in a majority of the stock, or the stock comprising voting control, of Tenant being held, directly or indirectly, by a person or entity that does not hold such stock of Tenant on the date hereof. If Tenant is a partnership, the transfer (by one or more

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transfers), directly or indirectly, of a majority interest in, or the right(s) to manage and/or direct the operations of, the partnership shall be deemed a voluntary assignment of this Lease. If Tenant is a limited liability company, trust, or any other legal entity, the transfer (by one or more transfers), directly or indirectly, of a majority of the beneficial ownership interests in, or the right(s) to manage and/or direct the operations of, such entity, however characterized, shall be deemed a voluntary assignment of this Lease.
The provisions of Sections 7.1 and 7.6 shall not apply to transactions with a business entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant’s assets are transferred (each, a “Permitted Transferee”) so long as (i) such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, (ii) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer, and (iii) proof satisfactory to Landlord of such net worth is delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.
Tenant may also, upon prior notice to and with the consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, permit any corporation or other business entity which controls, is controlled by, or is under common control with the original Tenant named herein (a “Related Corporation”) to sublet all or part of the Premises or receive an assignment of this Lease for any Permitted Use, provided the Related Corporation is in Landlord’s reasonable judgment of a character and engaged in a business which is in keeping with the standards for the Building and the occupancy thereof and for so long as such entity remains a Related Corporation. Such sublease shall not be deemed to vest in any such Related Corporation any right or interest in this Lease or the Premises nor shall it relieve, release, impair or discharge any of Tenant’s obligations hereunder. For the purposes hereof, “control” shall be deemed to mean ownership of not less than fifty percent (50%) of all of the voting stock of such corporation or not less than fifty percent (50%) of all of the legal and equitable interest in any other business entity if Tenant is not a corporation.
7.8NO WAIVER
The acceptance by Landlord of the payment of Rent, Additional Rent or other charges from an assignee or sublease shall not be considered to be a consent by Landlord to any such assignment, sublease, or other transfer, nor shall the same constitute a waiver of any right or remedy of Landlord. The listing of any name other than that of Tenant on the doors of the Premises, the Building directory or elsewhere shall not vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord’s consent to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege revocable in Landlord’s discretion by notice to Tenant.
7.9TENANT’S FAILURE TO COMPLETE
If Landlord does not exercise Landlord’s termination option provided under Section 7.3 and Tenant fails, within one hundred eighty (180) days after the delivery of Tenant’s notice, to

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execute and deliver to Landlord such assignment or sublease then Tenant shall again comply with all of the provisions of this Article VII before assigning this Lease or subletting all or part of the Premises. In addition, if Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver to Landlord such assignment or sublease within one hundred twenty (120) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of this Article VII before assigning this Lease or subletting all or part of the Premises.
Article VIII
REPAIRS AND MAINTENANCE
8.1TENANT OBLIGATIONS
From and after the date that possession of the Premises is delivered to Tenant and until the end of the Lease Term, except to the extent the same are the responsibility of Landlord pursuant to Section 8.2 below, Tenant shall keep the Premises and every part thereof in good order, condition, and repair, reasonable wear and tear and damage by casualty, as a result of condemnation, or as a result of the failure of Landlord to provide services required to be provided hereunder only excepted; and shall return the Premises to Landlord at the expiration or earlier termination of the Lease Term in such condition, subject to the terms and conditions set forth in Section 5.5(c) hereof.
8.2LANDLORD OBLIGATIONS
Except as may be provided in Articles XII and XIII, Landlord agrees to keep in good order, condition, and repair the structural components and the roof of the Building, the exterior windows, the common utility and Building systems to the extent the same are located outside the Premises, the perimeter heat pumps wherever located in the Building, the common hallways, entrances, restrooms and elevators, and the sprinkler system to the extent the same is located outside the Premises (Tenant being responsible for the maintenance of all portions of the Building systems located within the Premises); provided, however, that Tenant shall reimburse Landlord, as Additional Rent hereunder, within thirty (30) days after receipt of Landlord’s invoice therefor, for the reasonable costs of maintaining, repairing, or otherwise correcting any condition caused by or arising out of an act, omission, neglect or default under this Lease of Tenant or any employee, agent, or contractor of Tenant or any other party for whose conduct Tenant is responsible. Without limitation, Landlord shall not be responsible to make any improvements or repairs other than as expressly provided in this Section 8.2. In addition, Landlord shall not be liable for any failure to make such repairs unless and until Tenant has given notice to Landlord of the need to make such repairs and Landlord has failed to commence to make such repairs within a reasonable time thereafter.
8.3CAUSES BEYOND CONTROL OF LANDLORD AND TENANT
(a)Neither Landlord nor Tenant shall in no event be liable for failure to perform any of its obligations under this Lease when prevented from doing so by causes beyond its reasonable control (“Force Majeure”), including, without limitation, labor dispute, breakdown, accident,

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order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts, or employees necessary to furnish services required under this Lease, or because of war or other emergency, or for any cause due to any act, neglect, or default of the other party or such other party’s servants, contractors, agents, employees, licensees or any person claiming by, through or under such party; provided, however (i) in no event shall financial inability be deemed to be or be a cause of Force Majeure, and (ii) in no event shall any Force Majeure in any way affect, reduce or abate the obligation of Tenant timely to pay all Rent and other charges payable by Tenant pursuant to the terms of this Lease. Without limiting the foregoing, in no event shall Landlord ever be liable to Tenant for any indirect, special or consequential damages under the provisions of this Section 8.3(a) or any other provision of this Lease.
(b)Landlord shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, or for the loss or damage to any property of Tenant by theft or otherwise. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, rain, snow, or other of the elements, water or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature.
(c)Notwithstanding any other provision to the contrary set forth in this Lease, if the Premises shall lack any electrical or HVAC service which Landlord is required to provide hereunder (thereby rendering the Premises or a portion thereof “untenantable” (as hereinafter defined)) for a period of fifteen (15) consecutive days after Landlord’s receipt of written notice from Tenant of such condition, then provided that (i) such untenantability and Landlord’s inability to cure such condition does not arise out of or result from default or neglect of Tenant or Tenant’s agents, employees or contractors, or any of the other causes identified in subsection (a) above, and (ii) Tenant actually vacates all of the Premises, then, as the sole and exclusive remedy of Tenant on account thereof, the Base Rent and other Rent amounts payable hereunder shall thereafter be equitably abated until the date such service is substantially restored. The provisions of this subsection (b) shall not apply in the event of a fire, other casualty or eminent domain event, or other event governed by the provisions of Article XII and/or XIII hereof. For purposes of this Lease, the terms “untenantable” and “untenantability” shall mean that the Premises, or any portion of the Premises, as the case may be, are not, despite Tenant’s commercially reasonable good faith efforts, usable by Tenant in the ordinary course of Tenant’s business.
Article IX
SERVICES TO BE FURNISHED BY LANDLORD; ELECTRICITY; UTILITIES
9.1HEATING, VENTILATION AND AIR CONDITIONING
(a)Landlord shall, on Monday through Friday from 8:00 a.m. through 6:00 p.m. and on Saturdays from 8:00 a.m. through 1:00 p.m. (excluding days designated from time to time by Landlord as holidays for the Building), furnish to the Premises, heating, ventilation and cooling service (“HVAC Service”). If Tenant shall require additional HVAC Service at any times other than during the foregoing days and times, then Tenant shall provide not less than twenty-four (24) hours prior notice thereof to Landlord (which notice may be delivered by electronic mail to the Building manager). Landlord shall furnish such additional HVAC Service to the Premises and Tenant shall pay to Landlord, as additional rent, within thirty (30) days after receipt of Landlord’s invoice therefor, such overtime HVAC charges as may from time to time be established by Landlord. Tenant shall not install any supplementary or auxiliary HVAC equipment to serve the Premises without Landlord’s prior consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord shall not be

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responsible if the building standard systems providing HVAC Service to the Premises shall fail to provide cooled or heated air, as the case may be, by reason of (i) any machinery or equipment installed by or on behalf of Tenant, which shall have an electrical load in excess of the average electrical load for the HVAC System as designed, or (ii) any alterations, additions or improvements made or performed by or on behalf of Tenant, or (iii) if Tenant requirements shall exceed the capabilities of the building standard HVAC Service. Tenant at all times shall cooperate fully with Landlord and shall abide by the rules and regulations which Landlord may reasonably prescribe for the proper functioning and protection of the HVAC System. Without limitation, in no event shall Tenant introduce into the Premises personnel or equipment which overloads the capacity of the HVAC System or in any other way interferes with the system’s ability to perform adequately its proper functions, or which affects the temperature otherwise maintained by the HVAC System.
(b)Tenant may elect, at its sole cost and expense, to install supplementary or auxiliary HVAC equipment to serve the Premises, subject to Landlord’s prior consent in each instance.  The work to install any supplementary or auxiliary HVAC equipment shall be considered to be an Alteration for all purposes under this Lease and Tenant shall comply with all terms and conditions of this Lease in connection therewith.  Tenant shall also install a meter (the “Condenser Water Meter”) to measure Tenant’s use of condenser water in connection with any such supplementary or auxiliary HVAC equipment. Landlord will, upon request of Tenant and subject to availability, provide condenser water for such supplemental or auxiliary HVAC equipment.  If Tenant installs any supplementary or auxiliary HVAC equipment, Tenant shall pay to Landlord the then-applicable condenser water charge based on quarterly readings of the Condenser Water Meter.  The condenser water charge is currently $1.50 per 1,000 gallons of condenser water and is subject to increase by Landlord from time to time.
9.2ELECTRICITY
Landlord shall redistribute or furnish electricity to or for the use of Tenant in the Premises to accommodate a minimum of five (5) watts per rentable square foot connected load for lighting and electrical receptacles, exclusive of the base building HVAC System. Landlord has installed or will install a check meter (or meters) to measure the consumption of electricity by Tenant in the Premises. During the Term, Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after receipt of Landlord’s invoice therefor, additional payments for its consumption of electricity in the Premises based on the amounts shown on said check meter (or meters). Said payments shall be based upon Landlord’s then-applicable charges for electrical service, and may include, without limitation, energy charges, demand charges, surcharges, time-of-day charges, the cost of generation, transmission and distribution services, stranded cost charges, the costs of installing, maintaining, repairing and replacing meters and submeters, taxes and other charges (collectively, the “Electricity Additional Rent”). If Landlord so elects, from time-to-time, Landlord may furnish a notice to Tenant increasing or adjusting the Electricity Additional Rent and thereafter Tenant shall pay the increased or adjusted Electricity Additional Rent in accordance with Landlord’s notice.
9.3CLEANING
Landlord shall provide nightly cleaning services for the Premises (Mondays through Fridays only), except during legal holidays or in the event of an emergency including removal and disposal of usual and customary office trash and refuse, substantially in accordance with the

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cleaning standards established by Landlord in its reasonable discretion with respect to the Building from time to time.
9.4WATER
Landlord shall provide to the Premises cold water for usual and customary drinking, cleaning and lavatory purposes and hot and cold water to the base Building restrooms.
9.5TELECOMMUNICATIONS.
If Tenant requests that Landlord grant access to the Building to a telecommunications service provider designated by Tenant for purposes of providing telecommunications services to Tenant, Landlord shall use its good faith efforts to respond to such request within fifteen (15) days. Tenant acknowledges that nothing set forth in this Section 9.5 shall impose any affirmative obligation on Landlord to grant such request and that Landlord, in its sole discretion, shall have the right to determine which telecommunications service providers shall have access to Building facilities. The Building is currently served by Verizon, Comcast, Cogent, RCN, Lightower, and Level 3.
9.6SECURITY SERVICES.
Tenant may elect to install an access controlled security system in the Premises; provided, however, any such system shall be compatible with the existing Building security control system and shall be subject to the prior approval of Landlord in all respects. Tenant may also elect to install theft protection security systems in the Premises, subject to the prior approval of Landlord in all respects. The work to install any such security system shall be considered to be an Alteration for all purposes under this Lease and Tenant shall comply with all of the terms and conditions of this Lease. Notwithstanding the foregoing, in no event shall Landlord have any liability or obligation to Tenant arising from any claims for loss, injury or damage to persons or property in connection therewith, excepting only to the extent caused by the gross negligence or willful misconduct of Landlord.
9.7OTHER UTILITIES AND SERVICES
Tenant shall contract directly with the providers for, and shall pay directly to the providers as they become due, all charges for telephone, cable, data transmission and other utilities and services furnished to or consumed in the Premises. Landlord shall not be liable for any interruption or failure in the supply of any such services. Without limitation, if Tenant is not charged directly by the providers of any such services or utilities, then Tenant shall pay, as additional rent within thirty (30) days after receipt of Landlord’s invoice therefor, its allocable share thereof, as determined by Landlord in its reasonable discretion. Except as expressly set forth in this Article IX, Tenant acknowledges that this is a fully net lease and agrees to contract separately for all utilities and building and other services required for Tenant’s use and occupancy of the Premises hereunder.

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9.8INTERRUPTION
Except as expressly set forth in Section 8.3(c) above, Landlord shall not be liable to Tenant, nor shall Tenant have a claim for any compensation or reduction of Rent, arising out of or resulting from interruptions or shortages of utilities or building services, or from Landlord’s entering the Premises for any of the purposes authorized by this Lease or for repairing the Premises, or any portion of the Building and/or the Property. If Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any utility or service or performing any other obligation to be performed on Landlord’s part, by reason of any cause, Landlord shall not be liable to Tenant therefor, nor shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to any claim by Tenant that such failure constitutes actual or constructive, total or partial, eviction from the Premises. Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant not less than twenty-four (24) hours advance notice of any contemplated stoppage and will use diligent efforts to avoid unreasonable inconvenience to Tenant by reason thereof. Landlord also reserves the right to institute such policies, programs and measures as may be necessary, required or expedient for the conservation or preservation of energy or energy services or as may be necessary or required to comply with applicable codes, rules, regulations or standards. In so doing, Landlord shall make diligent efforts to avoid unreasonable inconvenience to Tenant by reason thereof.
9.9NO OTHER SERVICES.
Except as otherwise expressly provided in this Article IX, Landlord shall not be required to furnish any other services to the Premises.
Article X
INDEMNITY
10.1INDEMNITY
To the maximum extent permitted by law, Tenant shall indemnify and save harmless Landlord and the members, managers, partners, directors, officers, agents, and employees of Landlord, against and from all claims, expenses, or liabilities of whatever nature (a) arising directly or indirectly from (i) any default or breach by Tenant and/or Tenant’s contractors, licensees, agents, servants, employees, invitees, and/or anyone claiming by, through, or under Tenant, under any of the terms or covenants of this Lease or (ii) the failure of Tenant or such persons to comply with any rule, order, regulation, or lawful direction now or hereafter in force of any public authority to the extent the same are related, directly or indirectly, to the Premises or the Building or Tenant’s use thereof; or (b) arising directly or indirectly from any accident, injury, or damage, however caused, to any person or property, on or about the Premises; or (c) arising directly or indirectly from any accident, injury, or damage to any person or property occurring outside the Premises but within the Building or on the Lot, where such accident, injury, or damage results, or is claimed to have resulted, from any act, omission, or negligence on the part of Tenant, or Tenant’s contractors, licensees, agents, servants, employees, or customers,

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or anyone claiming by, through, or under Tenant: provided, however, that in no event shall Tenant be obligated under this clause (c) to indemnify Landlord, the directors, officers, agents, employees of Landlord, to the extent such claim, expense, or liability results from any negligence or other misconduct of Landlord or the members, managers, officers, agents, or employees of Landlord on or about the Premises or the Building.
Landlord shall indemnify and save harmless Tenant and the members, managers, partners, directors, officers, agents, and employees of Tenant, against and from all third party claims, expenses, or liabilities of whatever nature (a) arising directly or indirectly from any default or breach by Landlord and/or Landlord’s contractors, licensees, agents, servants, and employees, under any of the terms or covenants of this Lease; or (b) arising directly or indirectly from any accident, injury, or damage to any person or property occurring outside the Premises but within the common areas of the Building or the Lot, where such accident, injury, or damage results, or is claimed to have resulted, from negligent acts or misconduct on the part of Landlord; provided, however, that in no event shall Landlord be obligated to indemnify Tenant or the members, managers, partners, directors, officers, agents and employees of Tenant, to the extent such claim, expense, or liability results from any negligence or other misconduct of Tenant or the members, managers, officers, agents, or employees of Tenant.
The foregoing indemnity and hold harmless agreements shall include, without limitation, indemnity against all expenses, attorney’s fees and liabilities incurred in connection with any such claim or proceeding brought thereon and the defense thereof with counsel acceptable to the indemnifying party. At the request of the indemnified party, the indemnifying party shall defend any such claim or proceeding directly on behalf and for the benefit of the indemnified party.
The indemnification set forth in this Section 10.1 shall survive the expiration or termination of this Lease.
10.2TENANT’S RISK
Tenant agrees to use and occupy the Premises and to use such other portions of the Building and the Lot as Tenant is herein given the right to use at Tenant’s sole risk; and Landlord shall have no responsibility or liability for any loss or damage, however caused, to furnishings, fixtures, equipment, or other personal property of Tenant or of any persons claiming by, through, or under Tenant, excepting only to the extent caused by the gross negligence or willful misconduct of Landlord.
10.3INJURY CAUSED BY THIRD PARTIES
Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through, or under Tenant, for any loss or damage resulting to Tenant or those claiming by, through, or under Tenant, or its or their property, that may be occasioned by or through the acts or omissions of persons occupying any part of the Building, or for any loss or damage from the breaking, bursting, crossing, stopping, or leaking of electric cables and wires,

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and water, gas, sewer, or steam pipes, or like matters, excepting only to the extent caused by the gross negligence or willful misconduct of Landlord.
10.4SECURITY
Tenant agrees that, in all events, Tenant is responsible for providing security to, and installing locks and security systems serving, the Premises and Tenant’s personnel and Landlord shall have no obligations or liabilities, of any kind, in connection therewith. Tenant shall provide Landlord with master keys, access cards and codes and all other necessary means of access to all locks and security systems for and with respect to the Premises.
Article XI
INSURANCE
11.1PUBLIC LIABILITY INSURANCE
Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Lease Term, and thereafter so long as Tenant is in occupancy of any part of the Premises, the following insurance:
(1)Commercial General Liability Insurance with limits of not less than [***] per occurrence for bodily injury and property damage, [***] any one person or organization for personal and advertising injury, [***] general aggregate, and [***] products completed operations aggregate covering: (i) property/operations liability; (ii) liquor liability if any liquor is sold, served or otherwise provided, (iii) products/completed operations liability; and (iv) personal and advertising injury liability. Tenant’s policy shall be primary and non-contributory to any other insurance available to Landlord with respect to claims arising from Tenant’s use and occupancy of the premises and it shall be endorsed to add Landlord as an additional insured.
(2)Commercial Property Insurance covering at replacement cost value the following property that is owned by, held by, or the legal responsibility of Tenant including but not necessarily limited to: (i) inventory; (ii) furniture, unattached fixtures, and equipment; (iii) improvements and betterments that are the responsibility of Tenant; and (iv) any other property in which Tenant retains the risk of loss including but not limited to electronic data processing equipment and employee personal property. Each policy shall provide coverage against those perils that are commonly included in an “all risk” or special causes of loss form, with no exclusions or other limitations of coverage for wind and hail or terrorism. Coverage for the perils of earthquake and flood shall be added by endorsement at Landlord’s request. Policies shall also include (a) an “agreed amount” endorsement waiving any coinsurance requirement; (b) time element insurance covering business interruption and extra expense resulting from loss or damage from the hazards specified above, to owned or non-owned property, which prevents normal operations from continuing; and (c) a loss payable endorsement providing that Tenant and Landlord are loss payees as their interests may appear.

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(3)Workers' compensation insurance in accordance with statutory law and employers' liability insurance with a limit of not less than [***] per accident, [***] disease, policy limit and [***] disease limit each employee.
(4)Automobile Liability Insurance covering the ownership, maintenance, and operations of any automobile or automotive equipment, whether such auto is owned, hired, and non-owned. Tenant shall maintain insurance with a combined single limit for bodily injury and property damage of not less than the equivalent of [***] each accident. Such insurance shall insure Tenant against any and all claims for bodily injury, including death resulting there from, and damage to the property of others caused by accident and arising from Tenant’s operations under the Lease and whether such operations are performed by Tenant or by any one directly or indirectly employed by any of them. Tenant’s policy shall be primary and non-contributory to any other insurance available to Landlord and it shall be endorsed to add Landlord as an additional insured.
(5)Umbrella Liability Insurance providing excess liability coverage with respect to the commercial general liability, automobile liability and employers liability policies described above with limits of at least [***] per occurrence and [***] general aggregate and products/completed operations aggregate. Such insurance shall be written as follow form or with a form that provides coverage that is at least as broad as the primary insurance policies.
(6)Such other insurance as Landlord deems necessary and prudent or required by Landlord’s beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises.
11.2GENERAL PROVISIONS
All policies shall be issued to Tenant as the first named insured. Each policy evidencing insurance required to be carried by Tenant pursuant to this Section shall contain the following clauses and provisions: (i) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord be excess insurance; (ii) a waiver by the insurer of any right to subrogation against the indemnified parties which could arise by reason of any payment under such policy or by reason of any act or omission of any of the indemnified parties; (iii) a severability of interest clause or endorsement; (iv) a provision (in endorsement form if requested by Landlord) that the insurer or insured will not cancel or change the coverage provided by such policy without giving Landlord thirty (30) days’ prior written notice.
Limits of liability specified herein can be satisfied through the maintenance of a combination of primary and umbrella policies.

Any and all of the deductibles and premiums associated with the policies providing the insurance coverage required herein shall be assumed by, for the account of, and at the sole risk of Tenant.

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Each insurance company listed in the Certificates (as hereinafter defined) shall be (i) admitted to do business in the Commonwealth of Massachusetts and (ii) rated by AM Best Company as having a financial strength rating of “A-” or better and a financial size category of “VIII” or greater or otherwise be satisfactory to Landlord.

All policies must be written on an occurrence basis and maintained without interruption.

Tenant shall furnish to Landlord prior to the date upon which Tenant first enters the Premises for any reason and thereafter within ten (10) days of the renewal of any policy required herein a Certificate of Liability Insurance on Acord 25 and a Certificate of Property Insurance on Acord 24 or substitute equivalent forms approved by Landlord (“Certificates”). Certificates shall evidence the following for each and every policy providing the insurance coverage required herein: (i) insurance company name, (ii) policy number, (iii) policy period, (iv) per occurrence and aggregate limits, (v) deductibles or self-insured retentions, and (vi) any applicable additional insured or waiver of subrogation endorsements.

Tenant shall not cancel or change the coverage provided by any of the policies required herein without giving Landlord thirty (30) days prior written notice. In connection therewith, Tenant agrees to send to Landlord by certified mail or nationally recognized overnight delivery service at least thirty (30) days advance written notice of cancellation, non-renewal, or material change with respect to any of the policies required herein. Tenant shall also endorse its commercial general liability and commercial automobile liability policies to require the insurer to provide prior written notice of cancellation to Landlord as an additional insured. If any of the above insurance policies are canceled prior to expiration, Tenant shall immediately replace the insurance without lapse of coverage.

A lack of insurance coverage does not reduce or limit Tenant’s obligation to indemnify Landlord as set forth in this Lease.

In the event Tenant does not purchase the insurance required by this Lease or keep the same in full force and effect, Landlord may, but shall not be obligated to purchase the necessary insurance and pay the premium. Tenant shall pay to Landlord, as additional rent, the amount so paid by Landlord promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as additional rent, any and all reasonable expenses (including attorneys’ fees) and damages which Landlord may sustain by reason of the failure to Tenant to obtain and maintain such insurance.
11.3LANDLORD’S INSURANCE
Landlord shall maintain in full force throughout the Lease Term:
(1)Property Insurance providing coverage for Landlord’s owned real and personal property at the Property, in amounts and with coverages as determined reasonable by Landlord but is reasonable and customary in the area for similar properties.

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(2)Landlord may maintain such additional insurance with respect to the Building and the Property, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. Landlord may also maintain such other insurance as may from time to time be required by the holder of any mortgage on the Building. All premiums for such insurance shall be included in Operating Costs for the purposes of this Lease.
11.4CONSTRUCTION PERIOD INSURANCE
At any time when demolition or construction work is being performed on or about the Premises or Building by or on behalf of Tenant, Tenant shall keep in full force and effect the insurances coverages set forth on Exhibit E attached hereto.
Tenant shall cause a certificate or certificates of such insurance to be delivered to Landlord prior to the commencement of any work in or about the Building or the Premises, in default of which Landlord shall have the right, but not the obligation, to obtain any or all such insurance at the expense of Tenant, in addition to any other right or remedy of Landlord. The provisions of this Section 11.4 shall survive the expiration or earlier termination of this Lease.
11.5WAIVER OF SUBROGATION
To the extent permitted by law, Landlord and Tenant each waives on behalf of itself and its insurer all rights to assert claims for any losses, damages, liabilities, and expenses, including but not limited to attorney’s fees, against the other party, its subsidiaries and affiliates, and their respective directors, officers, managers, tenants and employees, for damages to the extent proceeds realized from property insurance policies maintained or required to be maintained under this Lease are applied to such losses, damages, liabilities, and expenses. Each property insurance policy required herein shall include an endorsement acknowledging such waiver of subrogation. Nothing contained in this Section 11.5 shall be deemed to modify or otherwise affect any releases elsewhere contained in this Lease.
Article XII
CASUALTY
12.1DEFINITION OF “SUBSTANTIAL DAMAGE” AND “PARTIAL DAMAGE”
The term “substantial damage”, as used herein, shall refer to damage which is of such a character that in Landlord’s reasonable, good faith determination the same cannot, in ordinary course, be expected to be repaired within sixty (60) days from the time that such repair work would commence. Any damage which is not “substantial damage” is “partial damage”.
12.2PARTIAL DAMAGE TO THE BUILDING
If, during the Lease Term there shall be partial damage to the Building by fire or other casualty, and if such damage shall materially interfere with Tenant’s use of the Premises as contemplated by this Lease, then Landlord shall promptly proceed to restore the Building to the extent reasonably necessary to enable Tenant’s use of the Premises; provided, however, in no

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event shall Landlord be obligated to expend more than the insurance proceeds actually received by Landlord, plus the amount of any deductible carried by Landlord.
12.3SUBSTANTIAL DAMAGE TO THE BUILDING
If, during the Lease Term there shall be substantial damage to the Building by fire or other casualty, and if such damage shall materially interfere with Tenant’s use of the Premises as contemplated by this Lease, then Landlord shall promptly restore the Building following receipt of all insurance proceeds with respect to such damage or casualty, to the extent reasonably necessary to enable Tenant’s use of the Premises, unless Landlord, within one hundred and twenty (120) days after the occurrence of such damage, shall give notice to Tenant of Landlord’s election to terminate this Lease; provided, however, in no event shall Landlord be obligated to expend more than the insurance proceeds actually received by Landlord, plus the amount of any deductible carried by Landlord. Landlord shall have the right to make such election in the event of substantial damage to the Building whether or not such damage materially interferes with Tenant’s use of the Premises. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. If Landlord has not restored the Premises to the extent required under this Section 12.3 within eighteen (18) months after the date on which Landlord receives the proceeds needed to repair or restore such damage or destruction, such eighteen (18) month period to be extended to the extent of any delays of the completion of such restoration due to matters beyond Landlord’s reasonable control, then Tenant may elect to terminate this Lease by giving written notice of such election to Landlord within thirty (30) days after the end of such eighteen (18) month period and before the substantial completion of such restoration. If Tenant so elects to terminate this Lease, then this Lease and the term hereof shall cease and come to an end on the date that is thirty (30) days after the date that Landlord receives Tenant’s termination notice, unless on or before such date Landlord has substantially completed such restoration.
12.4ABATEMENT OF RENT
If during the Lease Term the Building shall be damaged by fire or casualty and if such damage shall materially interfere with Tenant’s use of the Premises as contemplated by this Lease, a just proportion of the Base Rent payable by Tenant hereunder shall abate proportionately for the period in which, by reason of such damage, there is such interference with Tenant’s use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant’s use of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises or so much thereof as shall have been originally constructed by Landlord (exclusive of any of Tenant’s fixtures, furnishings, equipment and the like or work performed therein by Tenant) to substantially the condition in which the Premises were prior to such damage.

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12.5MISCELLANEOUS
In no event shall Landlord have any obligation to make any repairs or perform any restoration work under this Article XII if prevented from doing so by reason of any cause beyond its reasonable control, including, without limitation, any applicable Requirements, the refusal of the holder of a mortgage or ground lease affecting the Property (or any part thereof) to make available to Landlord the net insurance proceeds attributable to such restoration, or the inadequacy of such proceeds to fund the full cost of such repairs or restoration. Without limiting the foregoing, reasonably promptly after Landlord ascertains the existence of any such cause, it shall elect to either terminate this Lease or waive such condition to its restoration obligations and proceed to restore the Premises as otherwise provided herein. Further, Landlord shall not be obligated to make any repairs or perform any restoration work to any alterations, additions, or improvements to the Premises performed by or for the benefit of Tenant (all of which Tenant shall repair and restore), or to any fixtures in or portions of the Premises or the Building which were constructed or installed by or for some party other than Landlord or which are not the property of Landlord.
Article XIII
EMINENT DOMAIN
13.1RIGHTS OF TERMINATION FOR TAKING
If the Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) physically unsuitable for Tenant’s purposes, shall be taken (including a temporary taking in excess of 360 days) by condemnation or right of eminent domain or sold in lieu of condemnation, Landlord or Tenant may elect to terminate this Lease by giving notice to the other of such election not later than sixty (60) days after Tenant has been deprived of possession of the Premises.
Further, if so much of the Building (which may, but need not include, the Premises) or the Lot shall be so taken, condemned or sold or shall receive any direct or consequential damage by reason of anything done pursuant to public or quasi-public authority to the extent that continued operation of the same would, in Landlord’s opinion, be uneconomical, Landlord may elect to terminate this Lease by giving notice to Tenant of such election not later than thirty (30) days after the effective date of such taking.
Should any part of the Premises be so taken or condemned or receive such damage and should this Lease be not terminated in accordance with the foregoing provisions, Landlord shall promptly after the determination of Landlord’s award on account thereof, expend so much as may be necessary of the net amount which may be awarded to Landlord in such condemnation proceedings in restoring the Premises to an architectural unit that is reasonably suitable to the uses of Tenant permitted hereunder. Should the net amount so awarded to Landlord be insufficient to cover the cost of so restoring the Premises, in the reasonable estimate of Landlord, Landlord may, but shall have no obligation to, supply the amount of such insufficiency and restore the Premises to such an architectural unit, with all reasonable diligence, or Landlord may

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terminate this Lease by giving notice to Tenant within sixty (60) days after Landlord has determined the estimated cost of such restoration.
13.2PAYMENT OF AWARD
Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building and the Lot and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking or damage, as aforesaid. Tenant covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of loss of business or good will, or costs of improvements or trade fixtures installed in the Premises by Tenant entirely at Tenant’s expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable hereunder by Landlord from the taking authority.
13.3ABATEMENT OF RENT
In the event of any such taking of the Premises (or a portion thereof), if and to the extent Tenant is deprived of possession of the Premises, commencing on the date on which Tenant is deprived of possession of the Premises (or the subject portion thereof, as applicable), the Base Rent or a fair and just proportion thereof, according to the nature and extent of the damage sustained, shall be suspended or abated, as appropriate and equitable in the circumstances.
13.4MISCELLANEOUS
In no event shall Landlord have any obligation to make any repairs under this Article XIII if prevented from doing so by reason of any cause beyond its reasonable control, including, without limitation, requirements of any applicable Requirements or requirements of any mortgagee. Further, Landlord shall not be obligated to make any repairs to any portions of the Premises or the Building which were constructed or installed by or for some party other than Landlord or which are not the property of Landlord and Tenant shall be obligated to perform any repairs on and restorations to any alterations, additions, or improvements to the Premises performed by or for the benefit of Tenant.
Article XIV
DEFAULT
14.1TENANT’S DEFAULT
(a)If at any time any one or more of the following events (herein referred to as a “Default of Tenant”), subject to the notice and cure periods set forth below, shall occur:
(i)Tenant shall fail to make payment of rent or any other monetary amount when due under this Lease; provided that not more than once per calendar year, a Default of Tenant shall not exist if Tenant fails to make such payment when due but makes such payment within five (5) Business Days after written notice of such failure from Landlord to Tenant; or

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(ii)Tenant shall fail to perform or observe some term or condition of this Lease which, because of its character, would immediately jeopardize Landlord’s interest (such as, but without limitation, failure to maintain general liability insurance, or the employment of labor and contractors within the Premises in violation of this Lease), and such failure continues for three (3) days after notice from Landlord to Tenant thereof; or
(iii)Tenant shall fail to perform or observe any other covenant or provision herein contained on Tenant’s part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or, if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and diligently to prosecute such remedy to completion within not more than ninety (90) days after notice to Tenant; or
(iv)except as otherwise provided by applicable law, if the estate hereby created shall be taken on execution or by other process of law, or if Tenant shall be judicially declared bankrupt or insolvent according to law, or if any assignment shall be made of the property of Tenant for the benefit of creditors, or if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of Tenant’s property by a court of competent jurisdiction, or if a petition shall be filed for the reorganization of Tenant under any provisions of law now or hereafter enacted, and such proceeding is not dismissed within sixty (60) days after it is begun, or if Tenant shall file a petition for such reorganization, or for arrangements under any provisions of such laws providing a plan for a debtor to settle, satisfy, or extend the time for the payment of debts; or
(v)Tenant shall vacate or abandon the Premises,
then, in any such case, Landlord may, in addition to any remedies otherwise available to Landlord, immediately or at any time thereafter, and without demand or notice, enter into and upon the Premises or any part thereof in the name of the whole and repossess the same as of Landlord’s former estate, and expel Tenant and those claiming by, through or under it and remove its or their effects (forcibly if necessary) without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and/or Landlord may terminate this Lease by notice to Tenant and this Lease shall come to an end on the date of such notice as fully and completely as if such date were on the date herein originally fixed for the expiration of the Term of this Lease and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as herein provided. To the extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws (including M.G.L. c.186, §11), in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease. In the event of any such termination, entry or re-entry, Landlord shall have the right to remove and store Tenant’s property and that of persons claiming by, through or under Tenant at the sole risk and expense of Tenant and, if Landlord so elects, (x) to sell such property at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant and pay the balance, if any, to Tenant, or (y) to dispose of such property in any manner in which Landlord shall elect, Tenant hereby agreeing to the fullest

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extent permitted by law that it shall have no right, title or interest in any property remaining in the Premises after such termination, entry or re-entry.
(b)Tenant covenants and agrees, notwithstanding any termination of this Lease as aforesaid or any entry or re-entry by Landlord, whether by summary proceedings, termination, or otherwise, to pay and be liable for on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Rent and other charges reserved as they would become due under the terms of this Lease if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Term, or for the whole thereof; but in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent received by Landlord in reletting, after deduction of all expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees, attorneys’ fees and the like), and in collecting the rent in connection therewith. As an alternative, at the election of Landlord, Tenant will upon such termination pay to Landlord, as damages, such a sum as at the time of such termination represents the amount of the excess, if any, of the then value of the total Rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the Lease Term if the lease terms had been fully complied with by Tenant over and above the then cash rental value (in advance) of the Premises for what would be the then unexpired Lease Term if the same remained in effect. For purposes of this Article, if Landlord elects to require Tenant to pay damages in accordance with the immediately preceding sentence, the total amount due shall be computed by assuming that Tenant’s Proportionate Share of the Tax Excess and Tenant’s Proportionate Share of the Operating Costs Excess would be, for the balance of such unexpired term, the amount thereof respectively for the tax year and calendar year, respectively, in which such termination, entry or re-entry shall occur.
(c)In case of any Default of Tenant, re-entry, entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Lease Term and may grant concessions or free rent to the extent that Landlord considers advisable or necessary to re-let the Premises and (ii) make such alterations, repairs and decorations in the Premises as Landlord, in its sole judgment, considers advisable or necessary for the purpose of reletting the Premises; and no action by Landlord in accordance with the foregoing shall operate or be construed to release Tenant from liability hereunder as aforesaid. It is specifically understood and agreed that Landlord shall be entitled to take into account in connection with any reletting of the Premises all relevant factors which would be taken into account by a sophisticated developer in securing a replacement tenant for the Premises, such as, but not limited to, the first class quality of the Building and the financial responsibility of any such replacement tenant. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting, and Tenant hereby waives, to the extent permitted by applicable law, any obligation Landlord may have to mitigate Tenant’s damages. Landlord agrees to list the Premises with a broker in the event of a termination, entry or re-entry under this ARTICLE XIV, provided that Landlord’s obligation to list the Premises as provided herein is independent of Tenant’s obligations under this ARTICLE XIV and shall not be construed to entitle Tenant to set-off against any amounts payable by Tenant hereunder in the event of a breach or alleged breach by Landlord of such obligation. In no event shall Landlord be obligated to give priority to the re-letting of the Premises over any other Premises in the Building or any other building owned by Landlord.

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(d)If there is at any time a guarantor or assignee of this Lease or any interest of Tenant herein or any sublessee, franchisee, concessionee, or licensee of all or any portion of the Premises, the happening of any of the events described in paragraph (a)(iv) of this Section with respect to such guarantor, assignee, sublessee, franchisee, concessionee, or licensee shall constitute a Default of Tenant hereunder.
(e)The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may, at any time, be entitled lawfully and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.
(f)All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys’ fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.
(g)Upon any Default of Tenant, or the expiration or termination of this Lease, Landlord shall have the right of summary process under Massachusetts General Laws c. 239, or other applicable statutes, and such other rights to recover possession as permitted by law. Tenant and Landlord each hereby waives any and all rights under the laws of any state to the right, if any, to trial by jury.
Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy, insolvency, or like proceedings by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.
14.2LANDLORD’S DEFAULT
Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default) after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. Without limitation, in no event shall Tenant have the right to terminate or cancel this Lease or to withhold Rent or to set-off or deduct any claim or damages against Rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same as set forth above. In addition, Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against Landlord from Rent thereafter due and payable under this Lease, but shall look solely to the interests of Landlord in the Property for satisfaction of any such claim.

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Article XV
LANDLORD’S ACCESS TO PREMISES
15.1LANDLORD’S RIGHT OF ACCESS
Landlord and its agents, contractors, and employees shall have the right to enter the Premises at all reasonable hours upon twenty-four (24) hours’ advance notice, which notice may be by email (except in exigent circumstances or any time in case of emergency, in which event no such notice shall be required), for the purpose of inspecting or of making repairs or alterations, to the Premises or the Building or additions to the Building, or for the purpose of performing any obligation of Landlord under this Lease, or exercising any right or remedy reserved to Landlord in this Lease or otherwise available at law or in equity, or to erect, install, use, maintain, repair and replace pipes, ducts and conduits in and through the Premises, or to make such decorations, repairs, alterations, improvements or additions, or to perform such maintenance, including, but not limited to, the maintenance of all heating, air conditioning, elevator, plumbing, electrical and other mechanical facilities, as Landlord may deem necessary or desirable. Landlord shall also have the right to make access available at all reasonable hours to prospective or existing investors, mortgagees or purchasers of any part of the Building. To ensure access by Landlord to the Premises, Tenant shall provide Landlord with duplicate copies of all keys used by Tenant in providing access to the Premises.
For a period commencing twelve (12) months prior to the expiration of the Lease Term, Landlord may have reasonable access to the Premises at all reasonable hours for the purpose of exhibiting the same to prospective tenants.
Article XVI
RIGHTS OF MORTGAGEES
16.1SUBORDINATION AND ATTORNMENT
(a)This Lease shall be subject and subordinate to any mortgage or ground lease now or hereafter on the Building or Property (or any part thereof), and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. If any holder of a mortgage or holder of a ground lease of property which includes the Premises executed and recorded prior to the date of this Lease shall so elect, this Lease, and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed and delivered, and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder’s office of an instrument, in which such holder subordinates its rights under such mortgage or ground lease to this Lease.
(b)Upon the request of Landlord, the holder of any mortgage or deed of trust affecting the Premises, or the lessor under any ground lease affecting the Premises, Tenant shall execute and deliver to such party an attornment agreement providing that Tenant shall attorn to such holder or lessor in the event of a foreclosure of such mortgage or deed of trust or transfer in lieu thereof or a termination of such ground lease and incorporating such other terms and conditions as such party may reasonably require, provided that such agreement includes an

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agreement by such other party to recognize and not to disturb the rights of Tenant under this Lease, subject to and in accordance with the terms and conditions hereof. Irrespective of whether any such attornment agreement has been executed, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage or deed of trust made by Landlord, its successors or assigns, encumbering the Premises, or any part thereof, or in the event of termination of any ground lease, Tenant shall, if so requested, attorn to the purchaser or ground lessor upon such foreclosure, sale or termination or upon any grant of a deed in lieu of foreclosure and recognize such purchaser or ground lessor as Landlord under this Lease.
(c)Tenant agrees on request of Landlord to execute and deliver from time to time any instrument that Landlord may reasonably deem necessary to implement the provisions of this Section 16.1.
16.2NOTICE TO MORTGAGEE AND GROUND LESSOR
After receiving notice from any person, firm, or other entity (or from Landlord on behalf of any such person, etc.) that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord as ground lessee which includes the Premises as a part of the premises demised thereunder, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord’s defaults by such holder or ground lessor shall be treated as performance by Landlord. Accordingly, no act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant’s obligations hereunder shall have such an effect unless and until Tenant shall have first given written notice to such holder or ground lessor, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant’s rights and such holder or ground lessor, after receipt of such notice, has failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section 16 or elsewhere in this Lease shall be deemed to impose any obligation on any such holder or ground lessor to correct or cure any such condition.
16.3ASSIGNMENT OF RENTS
With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:
(a)that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder or ground lessor shall, by notice sent to Tenant, specifically otherwise elect; and
(b)that, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises, or in the case of a ground lessor, the assumption of Landlord’s position hereunder by such ground lessor.

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Article XVII
MISCELLANEOUS PROVISIONS
17.1CAPTIONS
The captions throughout this Lease are for convenience or reference only and shall in no way be held or deemed to define, limit, explain, describe, modify, or add to the interpretation, construction, or meaning of any provision of this Lease.
17.2BIND AND INURE
Except as herein otherwise expressly provided, the obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The reference herein to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by the provisions of Article VII. Neither the assignment by Landlord of its interest in this Lease as security to a lender holding a mortgage on the Building, nor the acceptance thereof by such lender, nor the exercise by such lender of any of its rights pursuant to said assignment shall be deemed in any way an assumption by such lender of any of the obligations of Landlord hereunder unless such lender shall specifically otherwise elect in writing or unless such lender shall have completed foreclosure proceedings under said mortgage.
17.3NO WAIVER; INDEPENDENT COVENANTS
The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease shall not be deemed to be a waiver of such violation or to prevent a subsequent act, which would originally have constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed to be a waiver of such breach by Landlord unless such waiver be in writing signed by Landlord. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty. It is the express understanding and agreement of Landlord and Tenant and it is a condition of Landlord’s agreement to execute this Lease that the obligations of Landlord under this Lease are independent covenants from Tenant’s obligation to pay Rent hereunder and to continue its occupancy of the Premises for the Term of this Lease.
17.4NO ACCORD AND SATISFACTION
No acceptance by Landlord of a lesser sum than the entire Rent then due shall be deemed to be other than on account of the earliest installment of such Rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent or any part thereof be deemed to be an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease or at law or in equity provided.

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17.5CUMULATIVE REMEDIES
The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions. Except as otherwise set forth herein, any obligations of Tenant as set forth herein (including, without limitation, rental and other monetary obligations, repair obligations and obligations to indemnify Landlord) shall survive the expiration or earlier termination of this Lease, and Tenant shall immediately reimburse Landlord for any expense incurred by Landlord in curing Tenant’s failure to satisfy any such obligation (notwithstanding the fact that such cure might be effected by Landlord following the expiration or earlier termination of this Lease).
17.6PARTIAL INVALIDITY
If any term or provision of this Lease or any portion thereof or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of this Lease and of such term or provision and the application of this Lease and of such term and provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.
17.7LANDLORD’S RIGHT TO CURE
If Tenant shall at any time default in the performance of any obligation under this Lease which default remains uncured after the expiration of any applicable grace period, Landlord shall have the right, but not the obligation, to enter upon the Premises and/or to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing any such obligations, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the Lease Interest Rate) and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.
17.8ESTOPPEL CERTIFICATES
Tenant agrees on the Commencement Date and from time to time thereafter, within not more than ten (10) Business Days after receipt of written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing, certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that this Lease is in full force and effect, as modified, and stating the modifications), (b) that Tenant has no

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defenses, offsets or counterclaims against its obligations to pay Rent and other charges required under this Lease and to perform its other covenants under this Lease and that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there are any defenses, offsets, counterclaims or defaults, setting them forth in reasonable detail), (c) the dates to which the Rent and other charges have been paid, and (d) any other information reasonably requested by Landlord.  Any such statement delivered pursuant to this Section 17.8 may be relied upon by any prospective purchaser or mortgagee of the property which includes the Premises, or any prospective assignee of any such mortgagee, or any lessor under any ground lease affecting the Building or any portion thereof. If Tenant does not deliver to Landlord the foregoing statement signed by Tenant within such required time period, Landlord, Landlord’s Mortgagee and any prospective purchaser or mortgagee, may conclusively presume and rely upon the following facts:  (1) this Lease is in full force and effect; (2) the terms and provisions of this Lease have not been modified except as otherwise represented by Landlord; (3) not more than one monthly installment of Base Rent and other charges have been paid in advance; (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and (5) Landlord is not in default under this Lease.  In such event, Tenant shall be estopped from denying the truth of the presumed facts.
17.9BROKERAGE
Each party hereto warrants and represents that it has dealt with no real estate broker or agent other than Colliers and Newmark (collectively, the “Brokers”) in connection with this transaction and agrees to defend, indemnify and save the other party harmless from and against any and all claims for commissions or fees arising out of this Lease which, as to the respective parties, are inconsistent with such party’s warranties and representations. Landlord shall be responsible for any commissions or fees owed to the Brokers in connection with this transaction in accordance with a separate agreement between Brokers and Landlord.
17.10ENTIRE AGREEMENT
All negotiations, considerations, representations, and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change, or modify any of the provisions hereof.
17.11HOLDOVER
If Tenant remains in the Premises after the termination of this Lease, by its own terms or for any other reason, such holding over shall not be deemed to create any tenancy, but Tenant shall be a tenant at sufferance only, at a rental rate (on a per month basis without reduction for any partial months during any such holdover) equal to one hundred fifty percent (150%) of the Rent applicable immediately prior to such termination. Tenant shall also pay to Landlord all damages, direct, consequential, or indirect, sustained by Landlord by reason of any such holding

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over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.
17.12COUNTERPARTS; ELECTRONIC SIGNATURE
This Lease is executed in any number of counterparts, each copy of which is identical, and any one of which shall be deemed to be complete in itself and may be introduced in evidence or used for any purpose without the production of the other copies. This Lease may be executed by electronic signature or signature stamp, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, “electronic signature” shall include electronic copies of signatures delivered by any method (including facsimile, email in .pdf format, DocuSign and Adobe Sign).
17.13CONSTRUCTION AND GRAMMATICAL USAGE
This Lease shall be governed, construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, and Tenant agrees to submit to the personal jurisdiction of any court (federal or state) in said Commonwealth for any dispute, claim or proceeding arising out of or relating to this Lease. In construing this Lease, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place in which the context so admits or requires. The use of the word “including” shall mean “including, without limitation.” If there be more than one party tenant, the covenants of Tenant shall be the joint and several obligations of each such party and, if Tenant is a partnership, the covenants of Tenant shall be the joint and several obligations of each of the partners and the obligations of the firm.
17.14WHEN LEASE BECOMES BINDING
Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant.
17.15SECURITY DEPOSIT
(a)Concurrent with the execution of this Lease, Tenant has delivered to Landlord a security deposit in the amount specified in Section 1.2 of this Lease (the “Security Deposit”), as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease.
(b)If Tenant fails to make any installment of Rent required hereunder after the expiration of any applicable notice and cure period, or otherwise commits a Default beyond any applicable notice and cure period, then Landlord shall have the right (but not the obligation) to apply all or any portion of the Security Deposit to cure such default and to reimburse Landlord for all reasonable costs and expenses incurred as a result thereof. If Landlord applies any portion of the Security Deposit in accordance herewith, Tenant shall, within five (5) days after written

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demand, shall deposit with Landlord the amount necessary to restore the Security Deposit to the amount specified in Section 1.2 hereof. Provided Tenant is not then in Default under this Lease beyond any applicable notice and cure period and after delivery of possession of the Premises to Landlord in the manner required by this Lease, the Security Deposit (or any remaining balance thereof) shall be returned to Tenant within thirty (30) days after the later of (i) the Expiration Date, or (ii) the date Tenant vacates the Premises in accordance with the requirements of this Lease. Upon a sale or other transfer of the Building, or any financing of Landlord’s interest therein, Landlord shall have the right to transfer the Security Deposit to its transferee or lender. Tenant shall look solely to the new landlord or lender for the return of such Security Deposit and the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the Security Deposit and neither Landlord nor its successors or assigns shall be bound by any such action or attempted assignment, or encumbrance.
17.16ENFORCEMENT EXPENSES
In any action or proceeding brought by either party against the other under this Lease, after the final judicial determination of the dispute on the merits, the prevailing party shall be entitled to recover from the other party its reasonable professional fees for attorneys, appraisers and accountants, its reasonable investigation costs, and any other reasonable legal expenses and actual court costs incurred by the prevailing party in such action or proceeding.
17.17NO SURRENDER
The delivery of keys to any employee of Landlord or to Landlord’s agents or employees shall not operate as a termination of this Lease or a surrender of the Premises.
17.18COVENANT OF QUIET ENJOYMENT
Subject to the terms and provisions of this Lease and on payment of the Rent, and other sums due hereunder and compliance with all of the terms and provisions of this Lease, Tenant shall lawfully, peaceably, and quietly have, hold, occupy, and enjoy the Premises during the term hereof, without hindrance or ejection by Landlord or by any persons claiming under Landlord. The foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.
17.19NO PERSONAL LIABILITY OF LANDLORD
Tenant agrees to look solely to Landlord’s then-equity interest in the Building and the Lot at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord (whether Landlord be a manager, member, individual, partnership, firm, corporation, limited liability company, trustee, fiduciary, or other entity) nor any partner, member, officer, trustee, manager, fiduciary, beneficiary, shareholder or director of Landlord, nor any trust of which any person holding Landlord’s interest is trustee nor any successor in interest to any of the foregoing shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord’s successors only with respect to breaches occurring during Landlord’s and Landlord’s successors’ respective periods of ownership of Landlord’s interest hereunder. If Tenant shall request Landlord’s consent or approval pursuant

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to any of the provisions of this Lease or otherwise, and Landlord shall fail or refuse to give, or shall delay in giving such consent or approval, or shall unreasonably condition its consent or approval, Tenant shall in no event make, or be entitled to make, any claim for damages (nor shall Tenant assert, or be entitled to assert, any such claim by way of defense, set-off, or counterclaim) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or delayed its consent or approval, or that the conditions thereof are unreasonable, and Tenant hereby waives any and all rights that it may have, from whatever source derived, to make or assert any such claim, Tenant’s sole remedy for any such failure, refusal, or delay, or for any unreasonable conditions, shall be an action for a declaratory judgment, specific performance, or injunction solely for a determination of whether Landlord unreasonably withheld its consent, imposed unreasonable conditions to its consent or is unreasonably delaying its consent, and such remedy shall be available only in those instances where Landlord has expressly agreed in writing not to unreasonably withhold, condition or delay its consent or approval.
17.20NOTICES
Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be delivered by hand or sent by registered or certified mail, postage prepaid and return receipt requested or by a recognized overnight courier service (such as Federal Express or U.S. Postal Service Express Mail):
If intended for Landlord, addressed to at the address(es) set forth in Section 1.2, or to such other addresses as may from time to time hereafter be designated by Landlord by like notice.
If intended for Tenant, addressed to Tenant at the address(es) set forth on the first page of this Lease, or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice.
All such notices shall be effective upon delivery, attempted delivery, or refusal, whichever occurs first, at the address or addresses of the intended recipient, as set forth above. Notices sent by either party’s attorney on behalf of its client shall be deemed sent by Landlord or Tenant, as applicable.
17.21OFAC COMPLIANCE
(a)    Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any

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Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that this Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.
(b)    Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.
(c)    Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Lease Term shall be a material default of this Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of this Lease.
17.22CONFIDENTIALITY
Tenant agrees this Lease and the terms hereof, shall be treated as confidential and will not be disclosed to anyone in any fashion by Tenant or any of its affiliates, lenders, employees, attorneys, accountants, other professionals and agents, unless specifically agreed to by Landlord in writing, other than disclosures to Tenant’s third-party advisers who need to know of this Lease, and the terms hereof, for the evaluation of this Lease or the operation of Tenant’s business and as may be required by applicable law or court order. The provisions of this Section 17.22 shall survive the expiration or earlier termination of this Lease.
17.23PARKING
(a)During the Term, upon the request of Tenant, Tenant shall be entitled to contract for up to, but not in excess of, one (1) parking space in the Garage in the parking areas designated for tenants and invitees of the Building (the “Parking Area”) and Tenant will be issued a like number of access cards therefor which will enable the holder thereof to gain access

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to the Parking Area at all times. The rate for parking spaces shall be the prevailing rate established from time to time by Landlord or the Garage operator, as the case may be. Landlord’s failure or inability to provide any such parking spaces, whether because of casualty, eminent domain, or for any other reason beyond Landlord’s control, shall not constitute a breach of any of Landlord’s obligations under this Lease and shall in no event entitle Tenant to terminate this Lease or to any compensation, damages or other claim against Landlord.
(b)The Parking Area in the Garage will be operated on a self-parking basis and no specific parking spaces will be reserved for use exclusively by Tenant. Landlord further contemplates that each user of the Parking Area will have the right to park in any available stall or space in accordance with regulations of uniform applicability promulgated for all users of the Parking Area by Landlord or the Garage operator. Notwithstanding the foregoing, Landlord reserves the right at any time and from time to time to reserve one or more parking spaces for use by a single tenant or to change the operation of the Garage from a self-parking system to a valet parking system and vice versa.
(c)Landlord reserves the right to enter into a management agreement or lease with an entity for the Garage (“Garage Operator”). In such event, Tenant, upon request of Landlord, shall enter into a parking agreement with the Garage Operator and pay the Garage Operator the monthly charge established hereunder, and Landlord shall have no liability for claims arising through acts or omissions of the Garage Operator unless caused by the negligence or willful misconduct of Landlord. It is understood and agreed that the identity of the Garage Operator may change from time to time during the Term. In connection therewith, any parking lease or agreement entered into between Tenant and a Garage Operator shall be freely assignable by such Garage Operator or any successors thereto.
(d)Tenant and its employees shall observe reasonable safety precautions in the use of the Parking Area and shall at all times abide by all rules and regulations promulgated by Landlord or the Garage Operator governing the use thereof, including the requirement that an identification or parking sticker shall be displayed at all times in all cars parked in the Parking Area. Any car not displaying such a sticker, if so required, may be towed away or booted at the car owner’s expense.
(e)Notwithstanding the foregoing, in the event that all or any portion of the Garage is (a) totally or partially damaged or destroyed rendering the Garage totally or partially inaccessible or unusable; or (b) taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose, this Lease shall continue in force but Landlord shall be relieved of its obligations to provide parking to Tenant under this Section 17.23.
(f)Landlord does not assume any responsibility for, and shall not be held liable for, any damage or loss to any automobiles parked in the Parking Area or to any personal property located therein, or for any injury sustained by any person in or about the Parking Area, excepting only to the extent caused by the grossly negligent acts of Landlord, or its agents or employees.
(g)In addition, Tenant may request additional parking passes (“At-Will Parking Passes”) for use in the Parking Area on the following terms and conditions. If Landlord has such At-Will Parking Passes available, Landlord will provide the same to Tenant, provided however, that, if such At-Will Parking Passes are not available, Landlord shall have no obligation to provide said At-Will Parking Passes to Tenant. The use of the At-Will Parking Passes shall be upon all of the same terms and conditions as are applicable to the use of the parking passes set forth herein, except that either party may terminate Tenant’s right to use any or all of the At-Will Parking Passes, from time to time, by giving the other party at least thirty (30) days prior written notice.

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17.24REIT AND UBTI MATTERS
(a)Tenant recognizes and acknowledges that Landlord (and/or direct or indirect owners of Landlord) is or may from time to time seek to qualify as real estate investment trusts (each, a “REIT”) pursuant to Sections 856 et seq. of the Internal Revenue Code of 1986, as amended (the “Code”) or be subject to tax on unrelated business taxable income as defined in the Code. Tenant agrees to promptly provide such information in its possession or reasonably available to it as Landlord reasonably requests in order to determine whether Landlord’s receipt of any income derived or to be derived under any provision of this Lease may not constitute “rents from real property” as defined for purposes of Section 856(d) of the Code or for purposes of Section 512(b) of the Code, or otherwise adversely affect the status of Landlord or its direct or indirect owners under the real estate investment trust or unrelated business taxable income provisions of the Code (each an “Adverse Event”). If Landlord determines in good faith that this Lease or any document contemplated hereby presents an undue risk of an Adverse Event, Tenant agrees upon written notice from Landlord to reasonably cooperate with Landlord in avoiding such Adverse Event, including but not limited to entering into an amendment or modification of this Lease and entering into such other agreements (including with Landlord’s designees) as Landlord in good faith deems necessary to avoid or minimize the effect of an Adverse Event. Except as provided in Section 17.24(c) below, any such cooperation shall be structured so that equivalent payments (in economic terms) are paid by Tenant and so that Tenant does not, to more than a de minimis extent, have materially greater obligations or receive materially diminished services, or services of a materially lesser quality, than it was entitled to receive under the Lease without such cooperation.
(b)Without limiting Landlord’s rights under Article VII, (i) Tenant expressly covenants and agrees not to enter into any sublease or assignment of the Premises which provides for rental or other payment for such use, occupancy, or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported sublease or assignment shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part of the Premises, (ii) Landlord may waive the receipt of any amount payable to Landlord under this Lease and such waiver shall constitute an amendment or modification of this Lease with respect to such payment, and (iii) Landlord determines that either Tenant has not fulfilled its obligations under this Section 17.24 or that avoiding an Adverse Event is not commercially feasible or reasonable, then Landlord shall have the option to terminate this Lease upon ninety (90) days’ prior written notice to Tenant. If such notice shall be given, then this Lease shall terminate on the ninetieth (90th) day after the date of such notice, all with the same force and effect as if such date had been the Expiration Date specified in this Lease. The parties agree to execute such further instrument as may reasonably be required by Landlord in order to give effect to the foregoing provisions of this Section 17.24(b).
(c)To the maximum extent permitted by law, Tenant shall indemnify and save harmless Landlord and its direct and indirect members, managers, partners, directors, officers, agents, and employees, against and from all claims, expenses, or liabilities of whatever nature arising directly or indirectly from any breach of this Section 17.24 or the inaccuracy of any written information provided to Landlord in connection with this Section 17.24, or from Landlord consenting to any transaction requiring Landlord’s consent under this Lease. The indemnification set forth in this Section 17.24 shall survive the expiration or termination of this Lease.

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(d)(Signatures on following page)

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IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the Effective Date.

Landlord: 75-101 FED OWNER, L.L.C., a Delaware limited liability company By: /s/ Joseph A. Goldman Name: Joseph A. Goldman Its: Vice President
Tenant: ZEVRA THERAPEUTICS, INC., a Delaware corporation By: /s/ Rahsaan Thompson Name: Rahsaan Thompson Its: Chief Legal Officer, Secretary and Compliance Officer Hereunto duly authorized

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